UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Iron Mountain Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2022

NOTICE OF
ANNUAL MEETING
AND PROXY STATEMENT

IRON MOUNTAIN INCORPORATED

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

DEAR STOCKHOLDER:

You are cordially invited to attend the virtual Annual Meeting of Stockholders (the “Annual Meeting”) of Iron Mountain Incorporated (“Iron Mountain”, the “Company”, “we”, “us” or “our”) on Tuesday, May 10, 2022, at 9:00 a.m. Eastern Time.

The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. The Annual Meeting can be accessed by visiting https://www.virtualshareholdermeeting.com/IRM2022 and entering your 16-digit control number (included in the Notice Regarding the Availability of Proxy Materials, which is being mailed to stockholders of record on or about March 31, 2022 (the “Notice of Internet Availability”)). The Annual Meeting will be for the purposes of considering and voting on the following items:

VOTING ITEMS

Proposal		Board Recommendation
1	Election of directors to the Company’s board of directors (the “Board”), to serve until the next Annual Meeting or until their successors have been duly elected and qualified;	FOR each director nominee

2	Approval, by a non-binding advisory vote, of the compensation of our named executive officers; and	FOR

3	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	FOR

and to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business (5:00 p.m. Eastern Time) on March 14, 2022 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

Instructions regarding each method of voting are provided in the Notice of Internet Availability and stockholders can access proxy materials and vote at www.proxyvote.com. If you desire to submit your vote by mail, you may request a paper proxy card at any time on or before April 26, 2021. If you desire to submit your vote via internet or telephone, follow the instructions at www.proxyvote.com and use the stockholder identification number provided in the Notice of Internet Availability.

If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the Annual Meeting, except as otherwise discussed in the Proxy Statement.

All stockholders are cordially invited to attend the virtual Annual Meeting.

By order of the Board of Directors,

Deborah Marson, Secretary

Boston, Massachusetts
March 31, 2022

BACKGROUND
Date and Time May 10, 2022, at 9:00 a.m. Eastern Time
Place Live audio webcast accessible at https://www.virtualshareholder meeting.com/IRM2022
Who Can Vote Stockholders of record at the close of business on March 14, 2022 (5:00 p.m. Eastern Time) may vote at the virtual Annual Meeting or any adjournment thereof

Your Vote is Important Regardless of the Number of Shares that You Beneficially Own

Attached to this notice is a Proxy Statement relating to the proposals to be considered at the Annual Meeting. We urge you to read the Proxy Statement carefully and, whether or not you plan to attend the virtual Annual Meeting, to vote your shares:

By Internet www.proxyvote.com
By telephone 1-800-690-6903
By mail Complete and mail your proxy card to the address provided

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS:

This Notice of Annual Meeting and Proxy Statement and Iron Mountain Incorporated’s Annual Report to Stockholders for the year ended December 31, 2021 are available at: https://materials.proxyvote.com/46284v.

2

PROXY SUMMARY

This summary contains highlights about Iron Mountain and the upcoming Annual Meeting. This summary does not contain all of the information that you should consider in advance of the Annual Meeting, and we encourage you to read the entire Proxy Statement and our 2021 Annual Report on Form 10-K carefully before voting.

NOTICE AND VOTING ROADMAP

GENERAL INFORMATION

MEETING:
Annual Meeting of Stockholders

DATE:
Tuesday, May 10, 2022

TIME:
9:00 a.m. EST

LOCATION:
Live audio webcast available at https://www.virtualshareholder meeting.com/IRM2022

RECORD DATE:
March 14, 2022

STOCK SYMBOL:
IRM

EXCHANGE:
NYSE

COMMON STOCK OUTSTANDING:
290,478,624 as of March 14, 2022

REGISTRAR & TRANSFER AGENT:
Computershare

STATE OF INCORPORATION:
Delaware

FOUNDED:
1951

PUBLIC COMPANY SINCE:
1996

CORPORATE WEBSITE: www.ironmountain.com INVESTOR RELATIONS WEBSITE: investors.ironmountain.com 2022 ANNUAL MEETING MATERIALS: www.proxyvote.com

2022 PROXY STATEMENT	3

PROXY SUMMARY

VOTING ROADMAP

PROPOSAL 1	ELECTION OF DIRECTORS	SEE PAGE 10
The Board recommends a vote FOR each director nominee

DIRECTOR NOMINEES

			YEARS OF	COMMITTEE MEMBERSHIPS AS OF MARCH 31, 2022						OTHER CURRENT PUBLIC COMPANY
NAME AND POSITION	AGE	INDEPENDENT	TENURE	A	C	N&G	F	R&S	T	BOARDS
Jennifer Allerton Chief Information Officer, F. Hoffman la Roche (retired)	70		8							Sandvik AB Aveva plc
Pamela M. Arway President, Japan/Asia Pacific/ Australia Region, American Express International, Inc. (retired)	68		8							The Hershey Company DaVita Inc.
Clarke H. Bailey Chairman and Chief Executive Officer, EDCI Holdings, Inc. (retired)	67		24
Kent P. Dauten Chairman, Keystone Capital, Inc.	66		25
Monte Ford Principal Partner, CIO Strategy Exchange	62		3							Akamai Technologies, Inc. JetBlue Airways
Robin L. Matlock Senior Vice President and Chief Marketing Officer, VMware, Inc. (retired)	56		2
William L. Meaney Chief Executive Officer, Iron Mountain	61		9							State Street Corporation
Wendy J. Murdock Chief Product Officer, MasterCard Worldwide (retired)	69		6							AvidXchange Holdings
Walter C. Rakowich Chief Executive Officer, Prologis (retired)	64		9							Host Hotels & Resorts, Inc. Ventas, Inc.
Doyle R. Simons Chief Executive Officer, Weyerhaeuser Co. (retired)	58		2							Fiserv, Inc.
Alfred J. Verrecchia Chairman, Hasbro, Inc. (retired) Independent Chairman of the Board of Iron Mountain	79		12
A: Audit Committee	N&G: Nominating and Governance Committee	R&S: Risk & Safety Committee	Chair
C: Compensation Committee	F: Finance Committee	T: Technology Committee	Member
4

PROXY SUMMARY

BOARD SNAPSHOT

CORPORATE GOVERNANCE HIGHLIGHTS

The Board believes strong corporate governance is critical to achieving Iron Mountain’s long-term strategic goals and maintaining the trust and confidence of investors, employees, customers and other stakeholders. The following are highlights of our corporate governance program:

Board Independence All directors are independent except the CEO Board committees are 100% independent Executive sessions at each Board meeting

Board Performance

  Diverse Board with mix of skills, gender, tenure and age

  Each director attended at least 75% of the Board meetings and each director’s committee meetings held during the period such director served on the Board during 2021

  Annual Board and committee evaluations overseen by the Nominating and Governance Committee

Corporate Governance Best Practices

  Annual election of directors with majority voting standard

  Significant stockholder ownership requirements for executives and Board

  Commitment to transparent reporting on sustainability and corporate responsibility efforts

  Hedging and pledging of Company stock by directors and executives is prohibited

  Code of Ethics

2022 PROXY STATEMENT	5

PROXY SUMMARY

PROPOSAL 2	APPROVAL, BY A NON-BINDING ADVISORY VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	SEE PAGE 30
The Board recommends a vote FOR this Proposal

6

PROXY SUMMARY

  5-YEAR TOTAL SHAREHOLDER RETURN ON $1 INVESTED JANUARY 1, 2017

The MSCI US REIT Index is our primary benchmark for tracking our relative Total Shareholder Return (“TSR”) performance. We also track our compensation peer group, which represents companies of like sizes and businesses, for executive compensation benchmarking. This compensation peer group includes both real estate investment trust (“REIT”) and non-REIT companies. As the graph below shows, the total realizable pay for our CEO over the five-year period ended December 31, 2021 was at the 48th percentile among the companies in our compensation peer group, while the Company’s TSR performance over this same period was at the 52nd percentile among these companies. This, along with the Company’s stronger relative TSR performance as compared to the MSCI US REIT Index, further demonstrates pay for performance alignment.

  5-YEAR CEO REALIZABLE PAY - TSR ALIGNMENT BASED ON DIVIDEND ADJUSTED CLOSING STOCK PRICE

CEO Realizable TDC Rank vs. 5-Year TSR Performance Rank

2022 PROXY STATEMENT	7

PROXY SUMMARY

  CEO

PROPOSAL 3	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	SEE PAGE 63
The Board recommends a vote FOR this Proposal

8

2022 PROXY STATEMENT	9

CORPORATE GOVERNANCE MATTERS

PROPOSAL 1	ELECTION OF DIRECTORS
The Board recommends that you vote FOR the election of each of the Board’s eleven (11) nominees to serve as directors of Iron Mountain until the 2023 Annual Meeting of Stockholders or until their successors are elected and qualified.

The Board currently consists of eleven (11) directors. Each director is currently serving a one-year term, and the term of each director will expire at the Annual Meeting. At the Annual Meeting, each nominee is to be elected for a one-year term to serve until the Company’s 2023 Annual Meeting of Stockholders or until such nominee’s successor is elected and qualified.

The Board has selected as nominees the following eleven (11) individuals, all of whom are current directors of the Company: Jennifer Allerton, Pamela M. Arway, Clarke H. Bailey, Kent P. Dauten, Monte Ford, Robin L. Matlock, William L. Meaney, Wendy J. Murdock, Walter C. Rakowich, Doyle R. Simons and Alfred J. Verrecchia. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve. For more detail on the process our Board follows when selecting nominees, please see page 17.

REQUIRED VOTE

Each director nominee must receive a majority of the votes cast on his or her nomination to be elected, with abstentions and broker non-votes not counting as votes cast. Under Iron Mountain’s Bylaws, if an incumbent director nominee does not receive a majority of votes cast on his or her nomination, then such nominee must promptly tender to the Board a resignation from the Board. Each incumbent director has already tendered an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes for re-election at the Annual Meeting or any meeting of stockholders at which such incumbent director faces re-election and (2) the acceptance of such resignation by the Board. The Board will decide within 90 days of the certification of the stockholder vote, through a process managed by the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”), and excluding the director nominee in question, whether to accept the resignation. The Board’s explanation of its decision will be promptly disclosed in a filing with the Securities and Exchange Commission (the “SEC”).

Brokers are not permitted to vote for the election of directors without voting instructions. Therefore, we urge you to give voting instructions to your broker on the proxy so that your votes may be counted on this important matter.

10

CORPORATE GOVERNANCE MATTERS

DIRECTOR NOMINEE SKILLS AND EXPERIENCE

The Board and the Nominating and Governance Committee select director nominees on the basis of several factors, including integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood that they will be able to serve on the Board for a sustained period. The Board and the Nominating and Governance Committee believe each director nominee should be well-versed in strategic oversight, corporate governance, stockholder advocacy, and leadership in order to be an effective member of the Board. In connection with the selection of nominees for director, the Board’s policy is to give due consideration to the Board’s overall balance of diversity of perspectives, backgrounds and experiences. To implement and review the effectiveness of our diversity policy, the Nominating and Governance Committee reviews the appropriate skills and characteristics of members of the Board in the context of the then current composition of the Board.

We believe that all of our director nominees meet these criteria. Our director nominees bring a full array of business and leadership skills to their oversight responsibilities and represent diverse skills and experiences, which the Board believes will contribute to the effective oversight of the Company.

More details about the background and experience of each director nominee can be found below. Each director nominee has consented to be named in this Proxy Statement and to serve on the Board, if elected. The following information is presented as of March 31, 2022.

JENNIFER ALLERTON		INDEPENDENT
AGE 70	COMMITTEES Audit, Risk and Safety, Technology
DIRECTOR SINCE 2014	OTHER CURRENT PUBLIC COMPANY BOARDS	Sandvik AB Aveva plc

▲	BIOGRAPHY

Ms. Allerton has more than 40 years of information technology experience, most recently as chief information officer at F. Hoffman la Roche (“Roche”) in Switzerland with responsibility for information technology strategy and operations for the pharmaceutical division and all group information technology operations from June 2002 to July 2012. Prior to Roche, Ms. Allerton served from May 1999 to June 2002 as Technology Director at Barclaycard in the United Kingdom with responsibility for fraud operations and information technology. Ms. Allerton currently serves on the board of directors of Sandvik AB, a global engineering company, Aveva plc, an engineering design and information management solutions firm for plant, power and marine industries and Barclays Bank Ireland (Barclays Europe), a European bank. From March 2017 to December 2017, Ms. Allerton served as a non-executive director of Paysafe Group plc, a provider of digital payments and transaction-related solutions to businesses and consumers.

▲	REASONS FOR NOMINATION

We believe Ms. Allerton’s qualifications for nomination include her significant experience working for global multinational companies and running complex, international businesses, her extensive knowledge of technology and its successful application to data centers, and her experience as a board member of several large international companies.

▲	EDUCATION

Ms. Allerton holds bachelor’s degrees in mathematics from Imperial College, London and in physical sciences and geosciences from the Open University, United Kingdom, a master’s degree in physics from the University of Manitoba, Canada and a master’s degree in finance from the Open University, UK.

2022 PROXY STATEMENT	11

CORPORATE GOVERNANCE MATTERS

PAMELA M. ARWAY		INDEPENDENT
AGE 68	COMMITTEES Compensation (chair), Nominating and Governance
DIRECTOR SINCE 2014	OTHER CURRENT PUBLIC COMPANY BOARDS	The Hershey Company DaVita Inc.

▲	BIOGRAPHY

Ms. Arway served in a number of capacities during her 21-year career with the American Express Company, Inc., a publicly held global payments, network and travel company, until her retirement in 2008. Ms. Arway served as president, Japan/Asia Pacific/Australia Region, American Express International, Inc., Singapore from October 2005 to January 2008. From December 2004 to October 2005, Ms. Arway served as chief executive officer, American Express Australia Ltd., Sydney, Australia. From July 2000 to December 2004, Ms. Arway served as executive vice president and general manager, Corporate Travel North America, American Express Company, Inc. Ms. Arway has been a director of The Hershey Company, a publicly held company, since May 2010 and has been a director of DaVita Inc., a publicly held company, since May 2009. Ms. Arway also served as a director of Carlson Companies, Inc., a family-owned corporate travel management and private capital company, from May 2019 to July 2021.

▲	REASONS FOR NOMINATION

We believe Ms. Arway’s qualifications for nomination include her significant leadership experience as a global executive, her expertise in the areas of marketing, international business, finance and government affairs and her experience as a board member of several large publicly held companies.

▲	EDUCATION

Ms. Arway holds a bachelor’s degree in languages from Memorial University of Newfoundland and a master’s degree in business administration from Queen’s University, Kingston, Ontario, Canada.

CLARKE H. BAILEY	INDEPENDENT
AGE 67	COMMITTEES Audit, Nominating and Governance, Risk and Safety (chair)
DIRECTOR SINCE 1998

▲	BIOGRAPHY

From June 1999, Mr. Bailey served in various roles of EDCI Holdings, Inc. (“EDCI”) which was taken private in 2010 and was dissolved as of September 2020. Mr. Bailey served as EDCI’s director from June 1999 to September 2020 and as its chief executive officer from July 2009 to September 2020. Mr. Bailey also served as chief executive officer of EDCI from November 2003 to November 2006. In addition, Mr. Bailey served as a director of SMTC Corporation, a publicly held company, from June 2011 to April 2021 and as its non-executive chairman from April 2014 to April 2021. He also served as executive chairman and interim chief financial officer of SMTC Corporation from May 2013 to April 2014.

▲	REASONS FOR NOMINATION

We believe Mr. Bailey’s qualifications for nomination include his deep industry knowledge and experience gained as the former chief executive officer of Arcus Data Security, an offsite data protection business we acquired in 1998, his understanding of our businesses, operations and strategies as a member of our Board for the past 20 years, his past experience as chairman and chief executive officer of another publicly held company and his service on the boards of directors of other publicly held companies.

▲	EDUCATION

Mr. Bailey holds bachelor’s degrees in economics and rhetoric from the University of California at Davis and a master’s degree in business administration from The Wharton School, University of Pennsylvania.

12

CORPORATE GOVERNANCE MATTERS

KENT P. DAUTEN	INDEPENDENT
AGE 66	COMMITTEES Audit, Finance (chair), Nominating and Governance
DIRECTOR SINCE 1997

▲	BIOGRAPHY

Mr. Dauten has served as chairman of Keystone Capital, Inc. (“Keystone”), a private investment firm, since September 2017. Previously, Mr. Dauten served as managing director of Keystone, a position he held since founding the firm in February 1994. Mr. Dauten served as a director of Health Management Associates, Inc., a publicly held hospital management firm, from November 1988 until August 2013.

▲	REASONS FOR NOMINATION

We believe Mr. Dauten’s qualifications for nomination include his deep industry knowledge and experience as the former president of HIMSCORP, Inc., a records management company we acquired in 1997, his extensive knowledge of the capital markets and business management as the managing director of a private investment business, his understanding of our businesses, operations and strategies as a member of our Board for over 20 years, his financial acumen, his prior service on the board of directors of another publicly held company and his prior experience as our lead independent director.

▲	EDUCATION

Mr. Dauten holds a bachelor’s degree in economics from Dartmouth College and a master’s degree in business administration from Harvard Business School.

MONTE FORD		INDEPENDENT
AGE 62	COMMITTEES Compensation, Risk and Safety, Technology
DIRECTOR SINCE 2018	OTHER CURRENT PUBLIC COMPANY BOARDS	Akamai Technologies, Inc. JetBlue Airways

▲	BIOGRAPHY

Mr. Ford has served as principal partner for the CIO Strategy Exchange (“CIOSE”), a cross-industry consortium of 50 chief information officers from large global companies, since May 2015. From May 2013 to September 2013, Mr. Ford served as executive chairman of Aptean, Inc. (“Aptean”), a producer of enterprise software. From April 2012 to April 2013, Mr. Ford served as chief executive officer of Aptean. From February 2012 to March 2012, Mr. Ford served as an advisor to Aptean. Prior to these roles, Mr. Ford served as senior vice president and chief information officer of American Airlines Group from December 2000 to December 2011. Mr. Ford has been a director of Akamai Technologies, Inc., a publicly held content delivery network and cloud service provider, since June 2013 and JetBlue Airways, a publicly held major American airline, since January 2021. Mr. Ford served as a director of Michaels Companies, Inc., owner and operator of arts and crafts specialty retail stores, from September 2015 to April 2021.

▲	REASONS FOR NOMINATION

We believe Mr. Ford’s qualifications for nomination include his extensive experience as an executive in the information technology field, his knowledge related to companies going through a technological transformation, his deep leadership experience and his experience as a board member of large publicly held companies.

▲	EDUCATION

Mr. Ford holds a bachelor’s degree in business administration from Northeastern University.

2022 PROXY STATEMENT	13

CORPORATE GOVERNANCE MATTERS

ROBIN L. MATLOCK	INDEPENDENT
AGE 56	COMMITTEES Compensation, Risk and Safety, Technology
DIRECTOR SINCE 2019

▲	BIOGRAPHY

Ms. Matlock served in a number of capacities during her career at VMware, Inc. (“VMware”), a publicly held software virtualization company, until her retirement in January 2021. Ms. Matlock served as a consultant from June 2020 to January 2021 and as senior vice president and chief marketing officer from June 2013 to June 2020. From July 2009 until June 2013, Ms. Matlock served as vice president, corporate marketing of VMware. Prior to these roles, Ms. Matlock served as executive vice president and general manager of Imperva, Inc. from December 2006 to October 2008. Ms. Matlock has served as a director of Cohesity, Inc., a privately held software development company, since January 2021, a director of People.ai, a privately held sales software company, since January 2021 and a director of Dremio Corporation, a privately held data lake transformation company, since March 2021.

▲	REASONS FOR NOMINATION

We believe Ms. Matlock’s qualifications for nomination include extensive experience and executive leadership in global marketing, technology and digital solutions.

▲	EDUCATION

Ms. Matlock holds bachelor’s degrees in economics and music from Rice University.

WILLIAM L. MEANEY
AGE 61	COMMITTEES None
DIRECTOR SINCE 2013	OTHER CURRENT PUBLIC COMPANY BOARDS	State Street Corporation

▲	BIOGRAPHY

Mr. Meaney assumed the role of our chief executive officer (“CEO”) and, simultaneously, became a member of the Board, in January 2013. Mr. Meaney served as chief executive officer of The Zuellig Group, a private business to business conglomerate, from August 2004 until March 2012. Prior to that position, Mr. Meaney served as Managing Director and Chief Commercial Officer for Swiss International Air Lines, Ltd., a company providing passenger and cargo transportation services in Europe and internationally, from December 2002 to January 2004. Mr. Meaney currently serves on the board of directors of State Street Corporation, a publicly held company that provides financial services to institutional investors. Mr. Meaney served on the board of directors of Qantas Airways Limited, an Australian publicly held company offering passenger and air freight transportation services, from February 2012 to June 2018. Mr. Meaney served on the New York Advisory Board of FM Global, a privately held mutual insurance company, until December 2019. Mr. Meaney served on the board of trustees of Carnegie Mellon University until June 2017 and on the board of trustees of Rensselaer Polytechnic Institute until April 2018.

▲	REASONS FOR NOMINATION

We believe Mr. Meaney’s qualifications for nomination include his understanding of our businesses, operations and strategies as our current CEO, his extensive experience with global operations and capital allocation and his experience leading a primarily business to business company.

▲	EDUCATION

Mr. Meaney holds a bachelor’s degree in mechanical engineering from Rensselaer Polytechnic Institute and a master’s degree in industrial administration from Carnegie Mellon University.

14

CORPORATE GOVERNANCE MATTERS

WENDY J. MURDOCK		INDEPENDENT
AGE 69	COMMITTEES Audit, Finance
DIRECTOR SINCE 2016	OTHER CURRENT PUBLIC COMPANY BOARDS	AvidXchange Holdings, Inc.

▲	BIOGRAPHY

Ms. Murdock held a variety of positions with MasterCard Worldwide, including serving as a member of the MasterCard Worldwide Operating Committee, chief payment system integrity officer and chief product officer from 2005 until her retirement in 2013. Since 2013, Ms. Murdock has served on the board of directors of USAA Federal Savings Bank. Ms. Murdock has served on the board of directors of USAA Savings Bank, a subsidiary of USAA Federal Savings Bank, since April 2016. Since March 2016, Ms. Murdock has served on the board of directors of La Caisse de dépôt et placement du Québec, an institutional investor that manages pension plans and insurance programs in Quebec. Since October 2021, Ms. Murdock has served on the board of AvidXchange Holdings, Inc., a publicly held account payable automation software and payment solutions company. From December 2013 to May 2016, Ms. Murdock served as a non-executive director of Recall Holdings Limited, a publicly held information management company we acquired in 2016.

▲	REASONS FOR NOMINATION

We believe Ms. Murdock’s qualifications for nomination include her deep industry knowledge and experience gained as a non-executive director of Recall Holdings Limited, her significant leadership experience as a global executive and her expertise in the areas of international business and finance.

▲	EDUCATION

Ms. Murdock holds a bachelor’s degree from McGill University and a master’s degree in business administration from the University of Western Ontario.

WALTER C. RAKOWICH		INDEPENDENT
AGE 64	COMMITTEES Audit (chair), Finance, Nominating and Governance
DIRECTOR SINCE 2013	OTHER CURRENT PUBLIC COMPANY BOARDS	Host Hotels & Resorts, Inc. Ventas, Inc.

▲	BIOGRAPHY

Mr. Rakowich served as chief executive officer of Prologis Inc. (“Prologis”), a publicly held logistics real estate investment trust (“REIT”), from November 2008 through June 2011, when Prologis merged with AMB Property Corporation (with the merged company being named Prologis), after which he assumed the role of co-chief executive officer and served as a member of the Prologis board of directors until he retired in December 2012. Mr. Rakowich held a number of senior management positions while at Prologis before becoming chief executive officer, including managing director and chief financial officer from December 1998 to January 2005 and president and chief operating officer from January 2005 to November 2008. Mr. Rakowich served on the Prologis board of trustees from January 2005 through June 2011. Mr. Rakowich is a member of the board of directors of Host Hotels & Resorts, Inc. and Ventas, Inc., each of which is a publicly held REIT.

▲	REASONS FOR NOMINATION

We believe Mr. Rakowich’s qualifications for nomination include valuable industry knowledge and management expertise that Mr. Rakowich has developed as chief executive officer of an industrial REIT, his corporate finance and accounting expertise and his experience as a member of the board of directors of other publicly held REITs.

▲	EDUCATION

Mr. Rakowich holds a bachelor’s degree in accounting from Pennsylvania State University and a master’s degree in business administration from Harvard Business School.

2022 PROXY STATEMENT	15

CORPORATE GOVERNANCE MATTERS

DOYLE R. SIMONS		INDEPENDENT
AGE 58	COMMITTEES Compensation, Finance
DIRECTOR SINCE 2020	OTHER CURRENT PUBLIC COMPANY BOARDS	Fiserv, Inc.

▲	BIOGRAPHY

Mr. Simons served as president and chief executive officer of Weyerhaeuser Co. (“Weyerhaeuser”), a publicly held timber REIT, from August 2013 until his retirement in December 2018. Prior to this role, Mr. Simons served as chairman and chief executive officer of Temple-Inland, a publicly held corrugated packaging and building products company, from December 2007 to February 2012. Mr. Simons has served on the board of directors of Fiserv, Inc., a publicly held global provider of financial services technology, since 2007. Mr. Simon served on the board of Weyerhaeuser from June 2012 to December 2018 and on the board of Temple-Inland from January 2008 to February 2012.

▲	REASONS FOR NOMINATION

We believe Mr. Simons qualifications for nomination include valuable industry knowledge and management expertise that Mr. Simons developed as an executive of a publicly held REIT, as well as his strong skills in corporate finance and strategic planning.

▲	EDUCATION

Mr. Simons holds a bachelor’s degree in business administration from Baylor University and a juris doctor from the University of Texas.

ALFRED J. VERRECCHIA	INDEPENDENT
AGE 79	COMMITTEES Nominating and Governance (chair)
DIRECTOR SINCE 2010 Independent Chairman since March 2013

▲	BIOGRAPHY

Mr. Verrecchia served as chairman of the board of directors of Hasbro, Inc. (“Hasbro”), a publicly held multinational toy and board game company, from May 2008 to May 2015. He was the president and chief executive officer of Hasbro from 2003 until 2008, and prior to that he served as Hasbro’s chief operating officer and chief financial officer. Mr. Verrecchia has served on the board of directors of several publicly held companies, including Old Stone Corp. from 1987 to 2012, FGX International Holdings Limited from February 2009 to March 2010 and CVS Caremark from September 2004 to March 2007.

▲	REASONS FOR NOMINATION

We believe Mr. Verrecchia’s qualifications for nomination include his strong understanding and insights related to the operation of a global company as the former chairman and chief executive officer and president of a multinational publicly held corporation, his experience transforming a traditional product business, his extensive understanding of the capital markets and accounting as a former chief financial officer and his experience as a member of the board of directors of other publicly held companies.

▲	EDUCATION

Mr. Verrecchia holds a bachelor’s degree in accounting and a master’s degree in business administration, each from the University of Rhode Island.

16

CORPORATE GOVERNANCE MATTERS

SELECTION OF DIRECTOR NOMINEES

The Nominating and Governance Committee is responsible for identifying and recommending to the Board qualified candidates for nomination by the Board at each annual meeting of stockholders, consistent with the criteria set forth in our Board-approved corporate governance guidelines (our “Corporate Governance Guidelines”). The Board is responsible for nominating qualified candidates for election at each annual meeting of stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders.

The Nominating and Governance Committee considers several factors when evaluating candidates to be nominated to the Board, including integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood that each candidate will be able to serve on the Board for a sustained period. In connection with the selection of nominees for director, the Board’s policy is to give due consideration to the Board’s overall balance of diversity of perspectives, backgrounds and experiences. To implement and review the effectiveness of our diversity policy, the Nominating and Governance Committee reviews the appropriate skills and characteristics of members of the Board in the context of the then current composition of the Board.

The Board will not nominate any candidate who has not agreed to tender, promptly following the annual meeting at which such candidate is elected, an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes at the next annual meeting of stockholders at which such candidate faces re-election, and (2) the acceptance of such resignation by the Board.

The Nominating and Governance Committee considers director nominees who are properly recommended by stockholders for election to the Board at a meeting of stockholders at which directors are to be elected. To be proper, a director nominee recommendation must comply with applicable law, the Company’s Bylaws and the Company’s Corporate Governance Guidelines. The Nominating and Governance Committee will consider, and evaluate in the same manner, any suggestions offered by directors or stockholders with respect to potential director nominees. However, the Nominating and Governance Committee and the Board are not required to enlarge the size of the Board in order to nominate an otherwise fully qualified candidate proposed by a stockholder. A stockholder wishing to nominate a director directly must comply with the procedures described in the Company’s Bylaws and this Proxy Statement.

STOCKHOLDER PROPOSALS

A stockholder that wants to include a proposal in the Company’s proxy materials for consideration at the 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit the proposal to the Company (i) by December 1, 2022 and (ii) in accordance with certain eligibility standards and regulations established by the SEC and our Bylaws. A stockholder who intends to present a proposal at the 2023 Annual Meeting of Stockholders without inclusion of such proposal in the proxy materials must provide notice in accordance with Section 2.4 or Section 3.2 of our Bylaws, which require that notice of the proposal be received at our principal executive office no earlier than January 10, 2023 and no later than February 9, 2023. However, if the date of our 2023 Annual Meeting of Stockholders occurs more than 30 days before or 30 days after May 10, 2023, the anniversary of the 2022 Annual Meeting of Stockholders, a stockholder notice will be timely if it is received at our principal executive office by the later of (1) the 120th day prior to such annual meeting or (2) the close of business on the tenth day following the day on which public disclosure of the date of the meeting was made. To be in proper form, a stockholder’s notice must include the specified information concerning the stockholder and the business proposal or nominee, as described in Sections 2.4, 3.2 and 3.3 of our Bylaws and must be mailed to the Company’s principal executive office, at the address stated herein, and should be directed to the attention of the Secretary of the Company.

NOMINATIONS OF INDIVIDUALS FOR ELECTION AS DIRECTORS USING PROXY ACCESS

A stockholder, or group of up to 20 stockholders, that has owned continuously for at least three years shares of our stock representing an aggregate of at least 3% of the total voting power of our outstanding shares entitled to vote in the election of directors, may nominate and include in our proxy materials director nominees constituting up to the greater of two or 20% of our Board (the “Proxy Access Director Nominees”), provided that the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. Notice of the Proxy Access Director Nominees must be received at our principal executive office no earlier than 150 calendar days, and no later than 120 calendar days, prior to the first anniversary of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders.

2022 PROXY STATEMENT	17

CORPORATE GOVERNANCE MATTERS

BOARD AND COMMITTEE EVALUATIONS

The Nominating and Governance Committee annually establishes and oversees the Board and committee evaluation process. Generally, the Board and each committee conduct self-evaluations by means of written questionnaires completed anonymously by each director and committee member. The responses are summarized and provided to the Board and each committee at their subsequent meetings for discussion and review. Historically, the Nominating and Governance Committee has from time to time engaged an independent third-party firm to conduct a comprehensive independent evaluation of the Board, the committees and individual directors, and we plan to continue this practice in the future.

BOARD STRUCTURE

BOARD LEADERSHIP STRUCTURE

The Board believes that Iron Mountain stockholders are best served by the Board having flexibility to consider and determine the best leadership structure for the Company, including whether the roles of chairman of the board (“Chairman”) and CEO should be combined or separated, based on current relevant facts and circumstances rather than by adhering to a formal standing policy on the subject.

The Board has determined that the current position of Chairman should be held by a non-employee of the Company because this structure fosters effective governance and oversight of the Company. The Chairman has final oversight over Board meeting agendas, which ensures that topics deemed important by the independent directors are included in Board discussions and best enables the Board to express its views on our management, strategy and execution. The Chairman is responsible for advising the CEO and presiding over meetings of the Board, presiding over all executive sessions of non-management directors, consulting with the CEO on Board meeting agendas and acting as a liaison between management and non-management directors. The CEO is responsible for setting the Company’s strategy and leading the organization’s day-to-day performance. We believe this governance structure promotes balance between the authority of those who oversee our business and those who manage it on a day-to-day basis.

The Board convenes in non-management executive session before the conclusion of each in-person Board and committee meeting, and an executive session is offered in all telephonic Board and committee meetings.

INDEPENDENCE

Our Board is composed of a majority of directors who qualify as independent directors pursuant to the corporate governance standards for companies listed on the New York Stock Exchange (“NYSE”). The Board evaluates independence pursuant to NYSE standards each year by affirmatively determining whether each director has a direct or indirect material relationship with the Company (including its subsidiaries) or members of the Company’s management that may interfere with such director’s ability to exercise independence from the Company. When assessing the materiality of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. None of our independent directors has any relationship with the Company or its management other than service as a director and on committees of the Board, and the Board has concluded that none of the Company’s directors possess the objective relationships set forth in the NYSE listing standards that prevent independence.

When evaluating the independence of director nominees, the Board weighs numerous factors, including the effect of multiple years of service on the ability of our director nominees to maintain independence. The Board has determined that all of our non-management directors who served in 2021 and who are nominated as directors qualify as independent under NYSE rules. One of our directors, Mr. Meaney, is a management employee involved in our day-to-day activities and is not considered to be an independent director.

BOARD COMMITTEES AND BOARD AND COMMITTEE MEETINGS

BOARD MEETING ATTENDANCE

During the fiscal year ended December 31, 2021, the Board held nine meetings. In 2021, each incumbent director attended at least 75% of the aggregate number of meetings of the Board and the committees that were held during the period such incumbent director served on

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the Board. All of our directors standing for re-election in 2022 attended our virtual 2021 Annual Meeting of Stockholders. Our policy with respect to directors’ attendance at our annual meetings of stockholders can be found in our Corporate Governance Guidelines, the full text of which appears under the heading “Company/Investors/Corporate Governance” on our website at www.ironmountain.com.

BOARD COMMITTEES

The Board has the following standing committees: Audit Committee, Compensation Committee, Nominating and Governance Committee, Finance Committee, Risk and Safety Committee and Technology Committee. The Board and management have assigned specific areas of risk oversight to each standing committee. The Board has adopted a charter for each of its standing committees, and each such charter is available on our website at www.ironmountain.com under the heading “Investors/Corporate Governance.” During the fiscal year ended December 31, 2021, the Audit Committee held four meetings, the Compensation Committee held six meetings, the Nominating and Governance Committee held three meetings, the Finance Committee held six meetings, the Risk and Safety Committee held four meetings and the Technology Committee held three meetings. In 2021, each incumbent director who served on a Board committee attended at least 75% of that committee’s meetings held during the period such incumbent director served on that committee.

The Nominating and Governan’ce Committee typically makes changes to committee membership each year and each committee generally has a mix of directors who have previously served on the committee and directors who have not previously served on the committee. Committee membership as set forth below is as of March 31, 2022.

AUDIT COMMITTEE		4 Meetings in 2021
CHAIR Rakowich	MEMBERS Allerton Bailey Dauten Murdock	Each member of the Audit Committee is independent as defined by the rules of the SEC, the NYSE listing standards and the Audit Committee Charter. In addition, the Board has determined that each member of the Audit Committee is an audit committee financial expert as defined by the rules of the SEC and is financially literate as defined by the NYSE listing standards.

ROLES AND RESPONSIBILITIES

The Audit Committee:

1.	assists the Board in oversight of the integrity of the Company’s financial statements;
2.	assists the Board in oversight of the Company’s compliance with legal and regulatory requirements;
3.	assists the Board in the oversight of the Company’s compliance with requirements with respect to maintaining the Company’s qualification for taxation as a REIT;
4.	assists the Board in oversight of the independent registered public accounting firm’s qualifications and independence;
5.	assists the Board in oversight of the performance of the Company’s internal audit function and independent auditors;
6.	prepares an Audit Committee report as required by the SEC to be included in the annual proxy statement;
7.	reviews and discusses quarterly earnings releases and materials;
8.	monitors and assesses policies and practices with respect to risk assessment and risk management;
9.	reviews and evaluates the lead audit partner of the independent registered accounting firm;
10.	performs such other duties as the Board may assign to the Audit Committee from time to time, such as approving transactions subject to our Related Person Transaction Policies and Procedures described on page 25 of this Proxy Statement;
11.	furnishes periodic reports to the Board concerning the Audit Committee’s work; and
12.	takes other actions to meet its responsibilities as set forth in its written charter.

The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential and anonymous submission by employees of the Company of any concerns regarding accounting or auditing matters they think may be questionable. Information about these procedures can be found in our Code of Ethics, which is available on our website, www.ironmountain.com, under the heading “Company/Investors/Corporate Governance.”

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COMPENSATION COMMITTEE		6 Meetings in 2021
CHAIR Arway	MEMBERS Ford Matlock Simons	Each member of the Compensation Committee qualifies as independent under the applicable NYSE listing standards, SEC rules and the Board’s independent assessment.

ROLES AND RESPONSIBILITIES

The Compensation Committee:

1.	reviews, approves and recommends to the independent members of the Board the annual compensation, including base salary, equity-based incentives and the payment of short-term incentive compensation, for the CEO;
2.	approves all long-term equity incentives to our employees, including the executive officers, under the 2014 Stock and Cash Incentive Plan, as amended (the “2014 Plan”);
3.	reviews and approves the annual compensation, including base salary, equity-based incentives and the payment of short-term incentive compensation, for the Company’s executive vice presidents and senior vice presidents who report to the chief executive officer, based on recommendations from the CEO and reports to the Board on such decisions, while annually reviewing the Company’s diversity, equity and inclusion (“DEI”) practices;
4.	reviews the Company’s cash and stock-based incentive compensation plans to assess their effectiveness in meeting the Company’s goals and objectives and exercises all of the authority of the Board with respect to the administration of such plans;
5.	annually reviews and discusses with management a draft of the Company’s Compensation Discussion and Analysis to be included in the Company’s annual proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K;
6.	annually prepares and publishes an annual report of the Compensation Committee for inclusion in the Company’s annual proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K;
7.	reviews and discusses at least on an annual basis the risks arising from the Company’s compensation policies for its employees;
8.	reviews and discusses pay ratio disclosure for inclusion in the Company’s annual proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K;
9.	annually review executive talent in coordination with the Board’s review;
10.	furnishes periodic reports to the Board concerning the Compensation Committee’s work; and
11.	takes other actions to meet its responsibilities as set forth in its written charter.

The Board has delegated final authority for compensation decisions for the executive officers, other than our CEO, to the Compensation Committee. The Compensation Committee has the authority, as it deems appropriate, to delegate any of its responsibilities to a sub-committee and has delegated the authority to the CEO to approve within an approved budget long-term equity incentive grants below maximum thresholds to employees who are not executive officers or senior vice presidents.

For a discussion concerning the process and procedures for determining executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see the “Compensation Discussion and Analysis” section in this Proxy Statement.

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NOMINATING AND GOVERNANCE COMMITTEE		3 Meetings in 2021
CHAIR Verrecchia	MEMBERS Arway Bailey Dauten Rakowich	Each member of the Nominating and Governance Committee qualifies as independent under the applicable NYSE listing standards, SEC rules and the Board’s independent assessment.

ROLES AND RESPONSIBILITIES

The Nominating and Governance Committee:

1.	annually reviews the composition of the Board and considers whether to recommend committee membership changes to the Board;
2.	identifies and recommends candidates for nomination to the Board;
3.	recommends to the Board structures and statements of the duties and responsibilities of each committee of the Board;
4.	develops and recommends to the Board and implements corporate governance guidelines applicable to the Company;
5.	develops and monitors an annual process to assess the effectiveness of the Board and implements and oversees an annual review of the performance of the Board (including evaluations of individual Board members) and each of the Board’s standing committees;
6.	develops and proposes, for approval by the Board, compensation policies for the Company’s non-employee directors;
7.	annually reviews contributions to candidates made by the Iron Mountain Incorporated Political Action Committee (“IMPAC”) and determines the composition of the IMPAC board;
8.	annually reviews the Company’s Political Contributions Policy and the Company’s compliance with that policy;
9.	furnishes periodic reports to the Board concerning the Nominating and Governance Committee’s work; and
10.	takes other actions to meet its responsibilities as set forth in its written charter.

2022 PROXY STATEMENT	21

CORPORATE GOVERNANCE MATTERS

FINANCE COMMITTEE		6 Meetings in 2021
CHAIR Dauten	MEMBERS Murdock Rakowich Simons	Although the NYSE listing standards do not require a standing finance committee or that any such committee be comprised exclusively of independent members, all members of the Finance Committee qualify as independent under the applicable NYSE listing standards, SEC rules and the Board’s independent assessment.

ROLES AND RESPONSIBILITIES

The Finance Committee:

1.	reviews and provides recommendations with respect to the Company’s capital structure, leverage and financial strategies;
2.	reviews the Company’s material capital allocation decisions, strategic investments and dispositions and other opportunities for maximizing stockholder value and periodically reviews and evaluates the performance of and returns on investments and dispositions approved by the Board;
3.	considers, reviews and provides recommendations to the Board with respect to the Company’s dividend and share repurchase policies and programs and other strategies to return capital to stockholders;
4.	reviews and approves the Company’s derivatives and hedging policies and strategies;
5.	reviews the Company’s investment policies and practices;
6.	reviews the Company’s credit ratings and strategy;
7.	periodically reviews the Company’s investor relations strategy;
8.	furnishes periodic reports to the Board concerning the Finance Committee’s work; and
9.	performs such other duties as the Board may assign to the committee from time to time.

RISK AND SAFETY COMMITTEE		4 Meetings in 2021
CHAIR Bailey	MEMBERS Allerton Ford Matlock	Although the NYSE listing standards do not require a standing risk and safety committee or that any such committee be comprised exclusively of independent members, all members of the Risk and Safety Committee qualify as independent under the applicable NYSE listing standards, SEC rules and the Board’s independent assessment.

ROLES AND RESPONSIBILITIES

The Risk and Safety Committee:

1.	based on reports provided by the Company’s management, monitors (A) the adequacy of material fire, health, safety, security, business continuity, cyber security, chain of custody and information security and risk management strategies and systems for the reporting of accidents, incidents and risks, and (B) material investigations and remedial actions, as appropriate;
2.	reviews the Company’s establishment and operation of its enterprise-wide risk management (“ERM”), program which is designed to identify, assess, monitor and manage risk throughout the Company, and includes an annual management ERM report to the Board;
3.	monitors the Company’s insurance program;
4.	furnishes periodic reports to the Board concerning the Risk and Safety Committee’s work; and
5.	examines any other matters referred to it by the Board.

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TECHNOLOGY COMMITTEE	3 Meetings in 2021
MEMBERS Allerton Ford Matlock	Although the NYSE listing standards do not require a standing technology committee or that any such committee be comprised exclusively of independent members, all members of the Technology Committee qualify as independent under the applicable NYSE listing standards, SEC rules and the Board’s independent assessment.

ROLES AND RESPONSIBILITIES

The Technology Committee:

1.	reviews the technology strategy of the Company in light of the Company’s global business and evolving customer needs and focus;
2.	recommends pathways to innovation to achieve the Company’s technology strategy;
3.	monitors significant new or emerging technologies for the Company’s products or platforms, be informed of associated investments and understand the connection to the Company’s technology strategy;
4.	reviews the external environment, including (A) overall industry trends, (B) competitors of the Company’s product offerings and (C) platforms and potential risks resulting from new or competing technologies;
5.	recommends to the Board topics for its continuing education on existing and emerging technologies and suggests regular Board updates on the Company’s technology strategy, including products and technology platforms; and
6.	examines any other matters referred to it by the Board.

2022 PROXY STATEMENT	23

CORPORATE GOVERNANCE MATTERS

THE BOARD’S ROLE, RESPONSIBILITIES AND POLICIES

THE BOARD’S ROLE IN RISK OVERSIGHT

Our senior management, with oversight from the Board, is responsible for the Company’s risk management process and the day-to-day supervision and mitigation of enterprise risks. We have a comprehensive enterprise risk management program, including the receipt by our senior executive team of regular reports from our operations teams and standing committees of the Board that focus on enterprise risk, emerging trends and issues.

OUR BOARD OF DIRECTORS

The Board formally reviews the Company’s overall risk position and risk management processes at least annually, which allows the Board and each committee to remain coordinated overseeing enterprise risk. In addition, the Nominating and Governance Committee, composed of each committee chair, annually reviews the allocation of risk oversight among the committees. The Nominating and Governance Committee periodically reviews environmental and social governance (“ESG”) strategy and initiatives, including such issues as DEI initiatives.

BOARD COMMITTEE CHAIRS

During each regularly scheduled Board meeting, each committee chair provides a summary to the Board of his or her committee’s risk discussions since the most recent regularly scheduled Board meeting.

The Risk and Safety Committee provides additional support to the Board to ensure (i) that the Company’s enterprise risk management program includes the enterprise risk management framework, (ii) that the Company’s governance structures are appropriate and operating effectively and (iii) sufficient expertise and continuity between the Board’s periodic reviews of the Company’s enterprise risk. The key responsibilities of the Risk and Safety Committee and the risk oversight of other committees are further detailed on page 22.

IRON MOUNTAIN EXECUTIVE TEAM

Our executive team reviews and prioritizes significant risks, allocates resources for mitigation and provides the Board with regular reports on areas of potential Company risk, including strategic, operational, information security, human resources, financial, legal, compliance, REIT and regulatory risks. Each of the Board’s standing committees has been assigned the oversight of certain identified risks and the Board, or the committee of the Board assigned responsibility for a specific area of risk, receives updates from the Company executive accountable for understanding and mitigating each such identified risk.

ASSESSING COMPENSATION RISK

The Compensation Committee reviews the executive compensation program throughout the year with the assistance of an independent compensation consultant. For a more detailed discussion on this topic, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.

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THE BOARD’S ROLE IN MANAGEMENT SUCCESSION

The Board oversees the recruitment, development, and retention of executive talent. Management succession is generally discussed throughout the year with the CEO at Board meetings and in executive sessions. Management succession discussions generally focus on the CEO and other senior executive roles and also include broader discussions about the Company’s workforce. The Board has regular and direct exposure to senior leadership and high-potential employees through meetings held throughout each year.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

The Board believes it is important to engage effectively with stockholders and maintains a written Stockholder Engagement and Communication Policy (the “Stockholder Engagement Policy”), which outlines the procedures for the Board’s engagement and communication with the Company’s stockholders. The Stockholder Engagement Policy is overseen by the Nominating and Governance Committee. Under the Stockholder Engagement Policy, any stockholder, security holder or other interested party who desires to communicate with the Board, any individual director, including the Chairman, or the independent or non-management directors as a group, may do so by regular mail or email directed to the Secretary of the Company. Communications to the Board should be mailed to Corporate Secretary, Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110; the Secretary’s email address is corporatesecretary@ironmountain.com. Upon receiving such mail or email, the Secretary will assess the appropriate director or directors to receive the message and will forward the mail or email to such director or directors without editing or altering it.

CORPORATE GOVERNANCE GUIDELINES

The Board maintains our Corporate Governance Guidelines that describe our corporate governance practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Guidelines include: composition and selection of the Board; director responsibilities; Board meetings; Board committees; director access to management and independent advisors; director compensation; executive compensation clawback; director orientation and continuing education; management evaluation and succession; the Board’s annual performance evaluation and conflicts of interest. Our Corporate Governance Guidelines are available on our website, www.ironmountain.com, under the heading “Investors/Corporate Governance.”

INSIDER TRADING, ANTI-HEDGING AND ANTI-PLEDGING POLICY

Our Insider Trading Policy, as adopted by our Board, prohibits directors and all employees from engaging in short-term or speculative transactions involving the Company’s securities, such as short sales, option trading, short-term trading, standing or limit orders and hedging transactions. The Insider Trading Policy also prohibits directors and executives with a title of senior vice president or above from placing the Company’s securities in margin accounts or otherwise pledging shares of Common Stock. As of March 31, 2022, all executive officers and directors are in compliance with our Insider Trading Policy.

EXECUTIVE COMPENSATION CLAWBACK POLICY

Our Board has adopted Corporate Governance Guidelines, including an executive compensation clawback policy. The Company’s clawback policy permits recoupment if an executive has engaged in fraudulent or other intentional misconduct and the misconduct resulted in a material inaccuracy in the Company’s financial statements or performance metrics that affect such executive officer’s compensation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board has adopted a Related Person Transaction Policies and Procedures (the “Related Persons Policy”), which provides that all transactions with related persons are subject to approval or ratification by our Audit Committee. With certain exceptions, the Related Persons Policy provides that the Audit Committee shall review the material facts of all transactions with related persons and either approve or disapprove of the transaction. Under the Related Persons Policy, covered transactions include all transactions involving (i) the Company, (ii) amounts in excess of $120,000 and (iii) a Related Person (a term that includes executive officers, directors, nominees for election as directors, beneficial owners of 5% or more of the Company’s outstanding Common Stock and immediate family members of the foregoing). The Audit Committee will determine, among other considerations, (i) whether the terms of a covered transaction are fair to the Company and no less favorable to the Company than would be generally available absent the relationship with the counterparty, (ii) whether there are business reasons for the transaction, (iii) whether the transaction impairs the independence of an outside director, (iv) whether the transaction would represent an improper conflict of interest and (v) whether the transaction is material. If the Company

2022 PROXY STATEMENT	25

CORPORATE GOVERNANCE MATTERS

becomes aware of a transaction with a Related Person that has not been approved by the Audit Committee prior to its consummation, the Audit Committee shall review such transaction and evaluate all possible options, including ratification, revision or termination of such transaction and shall take such action as it deems appropriate under the circumstances. The Related Persons Policy is intended to supplement, and not supersede, our other policies and procedures with respect to transactions with Related Persons. During the year ended December 31, 2021, there were no new transactions with related persons that required the review of our Audit Committee.

THE COMPANY’S POLICY AND BOARD OVERSIGHT OF POLITICAL EXPENDITURES

Our Global Political Contribution Policy, adopted by our Nominating and Governance Committee, together with our Code of Ethics and Business Conduct, guide our approach to ethical business behavior and corporate political contributions. Our Global Political Contribution Policy provides that Iron Mountain does not make political contributions in any form or amount from corporate funds or resources, even when permitted by applicable law. Iron Mountain does not use corporate funds in support of or opposition to political candidates, political parties, political committees and other political entities organized and operating for political candidates or for “electioneering” communications.

The Company administers IMPAC, which is a non-partisan political action committee supporting congressional candidates at the federal level only. IMPAC is governed by a set of bylaws and supervised by a board of directors composed of senior managers from different areas of the Company. IMPAC allows eligible employees to pool their resources to support candidates who understand the issues important to the Company’s business and its employees. Participation in IMPAC is strictly voluntary. Except for administrative expenses, IMPAC is funded solely by the Company’s employees and directors and is not supported by funds from the Company. IMPAC complies with federal election laws and all other applicable laws and reports regularly to the Federal Election Commission.

The Company is a member of a number of trade associations that participate in public relations activities such as education and conferences, but not for the purpose of making political contributions. Our Code of Ethics and Business Conduct and our Global Political Contribution Policy are available on our website under the heading “Investors/Corporate Governance.”

Our Nominating and Governance Committee annually reviews contributions by the IMPAC, determines the IMPAC board members and reviews the Company’s Political Contribution Policy and the Company’s compliance therewith.

DIRECTOR STOCK OWNERSHIP GUIDELINES

We maintain director stock ownership guidelines that require non-employee directors to achieve and maintain ownership of our Common Stock at or above a prescribed level. Our directors who are also employees of the Company are subject to the Company’s executive stock ownership guidelines described on page 49 of this Proxy Statement. We established these guidelines to help align long-term interests of directors with stockholders. The guidelines require each director to own and retain Common Stock, exclusive of unexercised stock options and performance shares or performance units (“PUs”), having a value equal to six times the director’s annual cash retainer earned for serving on the Board.

As of March 31, 2022, all of the Company’s non-employee directors are in compliance with the director stock ownership guidelines.

Each director subject to the Company’s stock ownership guidelines is required to retain an amount equal to 50% of the net shares received as a result of the settlement or vesting of restricted stock, restricted stock units (“RSUs”), PUs or the exercise of stock options until such director meets the minimum ownership threshold. “Net shares” are those shares that remain after shares are sold or netted to pay any applicable taxes or purchase price. Because directors must retain a percentage of shares resulting from the vesting of RSUs until they achieve the minimum share ownership threshold, there is no minimum time period required to comply initially with the guidelines.

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DIRECTOR COMPENSATION

2021 DIRECTOR COMPENSATION PLAN AND DIRECTOR DEFERRED COMPENSATION PLAN

Directors who are employees of the Company do not receive additional compensation for serving on the Board. Pursuant to the 2021 Company’s Compensation Plan for Non-Employee Directors, non-employee directors received an annual retainer of $80,000 in 2021, and committee members and committee chairs received annual retainer fees as set forth below:

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE	FINANCE COMMITTEE	RISK AND SAFETY COMMITTEE	TECHNOLOGY COMMITTEE
Annual Committee Member Retainer	$13,500	$12,500	$10,000	$10,000	$10,000	$10,000
Annual Committee Chair Retainer	$15,000	$15,000	$12,000	$12,000	$12,000	$12,000

Any non-employee director who served on the Board or a committee for less than the entire year received a pro rated retainer based on the dates such non-employee director served on the Board or the applicable committee. In addition, in 2021 the Chairman received a retainer of $125,000.

Non-employee directors received annual grants of RSUs for the number of shares of our Common Stock equal to $160,000 divided by the Fair Market Value (as defined in the 2014 Plan) on May 12, 2021, the date of our 2021 Annual Meeting of Stockholders. Non-employee directors who joined the Board after the 2021 Annual Meeting of Stockholders received a pro rated grant as of the date of their appointment to the Board. The RSUs vested immediately on the date of grant.

The Director Deferred Compensation Plan (the “DDCP”), allows non-employee directors to defer the receipt of between 5% and 100% of their cash retainers, in which case participating non-employee directors receive shares of phantom stock in an amount equal to the amount of the cash retainer deferred divided by the fair market value of one share of Common Stock as of the crediting date. Non-employee directors may also defer some or all of their annual RSU grant under the DDCP and receive a number of shares of phantom stock equal to the amount of the annual RSU grant. Dividends, if any, accrued on such phantom stock are deemed to be similarly deferred and credited to the participating non-employee director’s account. The shares of phantom stock are payable in shares of Common Stock on various dates selected by each participating non-employee director or as otherwise provided in the DDCP. Deferral elections and elections relating to the timing and form of payments are made prior to the period in which the retainers, fees and awards are earned. The Company does not contribute any matching, profit sharing or other funds to the DDCP for any participating director. Amounts under the DDCP are treated as invested in shares of our Common Stock. The DDCP is administered by the Chair of the Compensation Committee and the executive vice president primarily responsible for oversight and administration of our compensation programs.

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CORPORATE GOVERNANCE MATTERS

2021 DIRECTOR COMPENSATION

The following table provides certain information concerning compensation earned by non-employee directors during the year ended December 31, 2021.

NAME	FEES EARNED OR PAID IN CASH ($)(1)		STOCK AWARDS ($)(2)	ALL OTHER COMPENSATION ($)		TOTAL ($)
Jennifer Allerton	$113,500		$159,994	$—		$273,494
Pamela M. Arway	$117,500		$159,994	$—		$277,494
Clarke H. Bailey	$125,500		$159,994	$161,613	(3)	$447,107
Kent P. Dauten	$125,500		$159,994	$—		$285,494
Paul F. Deninger(4)	$56,250		$—	$—		$56,250
Monte Ford	$112,500		$159,994	$—		$272,494
Per-Kristian Halvorsen	$137,000	(5)	$159,994	$94,120	(3)	$391,114
Robin Matlock	$112,500		$159,994	$10,022	(3)	$282,516
Wendy J. Murdock	$103,500		$159,994	$—		$263,494
Walter Rakowich	$128,500		$159,994	$—		$288,494
Doyle Simons	$102,500		$159,994	$41,729	(3)	$304,223
Alfred J. Verrecchia	$227,000		$159,994	$150,479	(3)	$537,473

(1)	Mr. Simons elected to defer 100% of his cash retainer fees to the DDCP.
(2)	The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of RSUs granted in 2021 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718 (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. Each non-employee director was granted 3,933 RSUs on May 12, 2021. Messrs. Bailey, Simons and Verrecchia elected to defer 100% of their RSUs granted in 2021 pursuant to the DDCP.
(3)	The amounts reported in the “All Other Compensation” column for Messrs. Bailey, Halvorsen, Simons and Verrecchia and Ms. Matlock consist of dividend equivalents paid on phantom stock pursuant to the DDCP.
(4)	Mr. Deninger was a director until May 2021.
(5)	Mr. Halvorsen was a director until December 2021. Does not include $25,625 that was earned in 2020 but paid in 2021.

MODIFICATIONS TO DIRECTOR COMPENSATION FOR 2022

The Compensation Committee annually reviews, with assistance from our independent compensation consultants, the compensation of our non-employee directors in comparison to companies with similar revenues and business and makes adjustments it believes are appropriate.

Effective January 2022, following a market analysis of director compensation conducted by the Compensation Committee, with assistance from our independent compensation consultant, we modified our non-employee director compensation plan to (1) increase the annual retainer for the Audit Committee from $13,500 to $15,000, (2) increase the annual retainer for the Compensation Committee from $12,500 to $15,000, (3) increase the annual retainer for the Finance, Nominating and Governance, Risk & Safety and Technology Committees from $10,000 to $15,000, (4) increase the annual retainer for the Audit and Compensation Committee chairs from $15,000 to $20,000, (5) increase the annual retainer for the Finance, Nominating and Governance, Risk & Safety and Technology Committee chairs from $12,000 to $20,000, (6) increase the annual retainer for the Independent Chairman of the Board from $125,000 to $150,000 and (7) increase the annual stock grant value for each non-employee director from $160,000 to $170,000.

28

CORPORATE GOVERNANCE MATTERS

OTHER CORPORATE GOVERNANCE MATTERS

CODE OF ETHICS

Our Code of Ethics and Business Conduct applies to each of the Company’s employees, including officers and directors. Our Code of Ethics and Business Conduct is posted on our website, www.ironmountain.com, under the heading “Investors/Corporate Governance.” A printed copy of our Code of Ethics and Business Conduct is also available free of charge to any stockholder who requests a copy. We intend to disclose any amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct applicable to our CEO, chief financial officer or principal accounting officer or controller by posting such information on our website. Any waivers applicable to any other executive officers will also be promptly disclosed to stockholders on our website.

CORPORATE SOCIAL RESPONSIBILITY

ENVIRONMENTAL, SOCIAL AND GOVERNANCE OVERVIEW

Iron Mountain is committed to living by our values and putting them into action every day and in everything we do – from safeguarding our customers’ information to empowering employees, serving our communities, and protecting the environment. ESG principles are integrated across the business and we strive to be our customers’ most trusted partner for protecting and unlocking the value of what matters most to them in innovative and socially responsible ways.

We conduct periodic materiality assessments, which serve to prioritize ESG topics through engagement with internal and external stakeholders. This process helps to manage ESG risks and identify the topics that are most relevant to the success of our company. While our priority issues evolve, we remain focused on three core elements:

OUR PLANET

We are committed to reducing our impact on the environment while driving value to our customers, investors and the communities in which we operate.

▲	We are committed to reducing our greenhouse gas (GHG) emissions per the recommendations of leading climate institutions, such as the Science Based Targets Initiative, and are signatories of the Climate Pledge to reach net zero emissions by 2040. Additionally, we remain committed to sourcing all of our global electricity use from renewable energy resources in accordance with the standards adopted by the RE100.
▲	We formalized several products and services to help customers achieve their environmental goals. Customers can meet their GHG goals with Green Power Pass Data Centers, contain e-waste with Secure IT Asset Remarketing and Recycling and reduce plastic waste with Sterilization Wrap Recycling.

OUR PEOPLE

Attracting, developing, and empowering individuals with a wide range of experiences, capabilities, and points of view is a key component of our success.

▲	Our global Inclusion and Diversity strategy ensures we have the best talent to deliver our business objectives, enable an innovative, high-performance culture and deliver superior performance to our customers and stockholders.
▲	This commitment starts with our Board of Directors; 36% of our director nominees are women and 9% are from minority groups.

OUR COMMUNITIES

We engage with our local communities and support charitable causes.

▲	We offer philanthropic support to our global community through our Living Legacy Initiative, which is our commitment to help preserve and make accessible cultural and historical information and artifacts.
▲	We encourage our employees to volunteer and offer paid time off to partake in community and civic service through our Moving Mountains program.

The Nominating and Governance Committee receives an annual report of ESG strategy and initiatives. Iron Mountain is committed to transparent reporting on sustainability and corporate responsibility efforts. We publish an annual corporate responsibility report in accordance with the Global Reporting Initiative Standards. A copy of our corporate responsibility report is available on the “About Us” section of our website, www.ironmountain.com, under the heading “Corporate Social Responsibility”.

2022 PROXY STATEMENT	29

EXECUTIVE COMPENSATION

PROPOSAL 2	APPROVAL, BY A NON-BINDING ADVISORY VOTE, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Board recommends that you vote FOR the approval of the non-binding, advisory resolution approving the compensation of our Named Executive Officers.

In accordance with the requirements of Section 14A of the Exchange Act and related rules of the SEC, we are including this separate proposal for stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers listed in the Summary Compensation Table appearing on page 52 of this Proxy Statement (collectively, our “Named Executive Officers” or our “NEOs”).

Our executive compensation is designed to reward performance that contributes to long-term success of the Company and our stockholders and to attract, motivate, and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. At the core of our executive compensation programs is our “pay for performance” philosophy that links competitive levels of executive compensation to achievements of our overall strategy and business goals, including predetermined objectives. We believe our compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles. We urge you to read the “Compensation Discussion and Analysis” section of this Proxy Statement and the compensation tables and the other narrative compensation disclosures contained in this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the compensation of our NEOs.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any significant vote against the compensation paid to the NEOs as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

We believe the compensation paid to our NEOs for fiscal 2021 appropriately reflects and rewards our executive officers’ contributions to the performance of Iron Mountain and is aligned with the long-term interests of our stockholders. In deciding how to vote on this proposal, stockholders are encouraged to read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.

Based on the above, we request that you indicate your support for our executive compensation philosophy and practices by voting to approve, on a non-binding, advisory basis, the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Proxy Statement for the 2022 Annual Meeting of Stockholders, is hereby APPROVED.”

REQUIRED VOTE

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve the non-binding advisory vote on the compensation of our NEOs, as described in the “Compensation Discussion and Analysis” section of this Proxy Statement and the compensation tables and the other narrative compensation disclosures contained in this Proxy Statement. For the purposes of determining the number of votes cast, only those cast “For” or “Against” are included. The opportunity to vote on this resolution is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on this resolution is not binding upon the Company and serves only as a recommendation to the Board. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation programs, and the Board value the opinions expressed by stockholders and will consider the outcome of the vote when making future executive compensation decisions.

Our current policy is to provide stockholders with an opportunity to approve executive compensation each year at our annual meeting of stockholders. We currently expect that the next such vote will occur at our 2023 Annual Meeting of Stockholders.

30

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

OVERVIEW

We help organizations around the world protect their information, reduce storage costs, comply with regulations, facilitate corporate disaster recovery, and better use their information and IT infrastructure for business advantages, regardless of its format, location or life cycle stage. We achieve this by storing physical records and data backup media, offering information management solutions, and providing data center space for enterprise-class colocation and hyperscale deployments. We offer comprehensive records and information management services and data management services, along with the expertise and experience to address complex storage and information management challenges such as rising storage rental costs, legal and regulatory compliance, and disaster recovery requirements. We provide secure and reliable data center facilities to protect digital information and ensure the continued operation of our customers’ IT infrastructure, with reliable and flexible deployment options.

Founded in an underground facility near Hudson, New York in 1951, we had approximately 225,000 customers in a variety of industries in 63 countries around the world as of December 31, 2021. We currently serve customers across an array of market verticals - commercial, legal, financial, healthcare, insurance, life sciences, energy, business services, entertainment and government organizations, including approximately 95% of the Fortune 1000. As of December 31, 2021, we had approximately 25,000 employees.

This Compensation Discussion and Analysis explains the guiding principles and practices of our executive compensation program and the compensation paid to the individuals who served as a named executive officer in 2021. The 2021 compensation of our named executive officers appropriately reflects and rewards their significant contributions across Iron Mountain’s global businesses.

Together with the other members of our executive team, these leaders advance the strategic and operational results that drive stockholder value. Our NEOs as of December 31, 2021 were:

NAMED EXECUTIVE OFFICER	TITLE
William L. Meaney	Chief Executive Officer
Barry Hytinen	Executive Vice President and Chief Financial Officer
Ernest Cloutier(1)	Executive Vice President
Deirdre Evens	Executive Vice President and General Manager, Asset Lifecycle Management
John Tomovcsik	Executive Vice President and Chief Operating Officer
(1)	On August 6, 2021, the Company and Mr. Ernest Cloutier entered into a separation agreement where he received separation benefits consistent with a termination without cause under his employment agreement. Mr. Cloutier’s employment was involuntarily terminated as of December 31, 2021. The separation agreement provides the severance benefits as defined by the Company’s Severance Program No. 1, which is part of The Iron Mountain Companies Severance Plan (which itself is part of The Iron Mountain Companies Welfare Plan). Details of the benefits Mr. Cloutier received can be found under the “Termination and Change in Control Arrangements” section of this Proxy Statement. Effective as of October 1, 2021, the Company transitioned the role of General Manager, Global Records and Information Management, from Mr. Cloutier to Mr. Greg McIntosh.

COMPENSATION PHILOSOPHY AND PRACTICES

Our executive compensation programs are designed to attract, retain and focus the talents and energies of our executives on meeting the current and future objectives of the Company and are guided by the following design principles:

General Program Competitiveness – In order to attract and retain top performing executives, we establish overall Total Direct Compensation (“TDC”) with reference to relevant external benchmarks. We define TDC as base salary plus short-term incentive compensation plus long-term incentive compensation. In addition, the positioning of each executive’s pay relative to market benchmarks reflects experience, proficiency, strategic importance, and performance of required duties.

Pay for Performance – The majority of compensation for our NEOs is performance-based. We award short- and long-term variable, performance-based compensation intended to deliver target compensation when established goals are met with the potential for above-target compensation (up to a maximum) when rigorous goals are met and below-target compensation when established goals are not met.

Internal Parity – The overall target TDC opportunity for each executive reflects the responsibility, scope and complexity of that individual’s role within the Company.

Alignment with Business Strategies and Shareholders – Our executive compensation programs reward achievement of enterprise financial goals and strategic objectives that drive long-term shareholder value creation, thereby aligning the interests of our executives with our shareholders.

2022 PROXY STATEMENT	31

EXECUTIVE COMPENSATION

We maintain the following policies and practices that drive our executive compensation programs:

WHAT WE DO	WHAT WE DON’T DO

   Align executive pay with performance

   Ensure proper balance of short- and long-term orientation in our incentive programs with a significant portion of executive target compensation at risk

   Maintain meaningful executive stock ownership requirements

   Include executive clawback policy on all cash and equity incentive awards

   Hold an annual “Say-On-Pay” advisory vote

   Retain an independent compensation consultant

   Maintain an insider trading policy that prevents hedging and pledging of shares

   No change in control “single trigger” equity acceleration provisions

   No excise tax gross-ups in connection with a change in control

   No dividends or dividend equivalents paid until vesting

   No supplemental executive retirement plans

2021 PERFORMANCE AND PAY HIGHLIGHTS

Throughout 2021, our core business has remained resilient, supported by our broad offerings, deep customer relationships, and the team’s steady execution of our strategic plan. In 2021, Iron Mountain achieved record levels of quarterly revenue, experienced increased demand for our services across key markets, saw strong uptake in our digital and secure offerings, and drove continued momentum in our data center business.

2021 FINANCIAL AND OPERATIONAL PERFORMANCE

Despite the continued impacts of the COVID-19 pandemic, including the Omicron variant, on our business, our core business has remained resilient, supported by our broad offerings, deep customer relationships, and the management’s steady execution of our strategic plan. In 2021, Iron Mountain achieved record levels of quarterly revenue, experienced increased demand for our services across key markets, saw strong uptake in our digital and Secure IT Asset Disposition offerings, and drove continued momentum in our data center business.

For the year ended December 31, 2021, our revenue was $4.5 billion, which increased 8% on a reported basis year on year and over 6% on an organic constant currency basis year on year. Adjusted EBITDA(2) increased 11% on a reported basis year on year to $1.635 billion, and we achieved the high end of full year guidance despite foreign currency exchange headwinds. Adjusted Funds from Operations (“AFFO”)(3) increased 14% to $1.0 billion or $3.48 on a per-share basis year on year. Both Adjusted EBITDA and AFFO exceeded our full year 2021 guidance. Additional fiscal 2021 financial and operational performance highlights include:

▲	Storage organic rental revenue(1) grew 2.6% year on year.
▲	Adjusted EBITDA grew 9.1% year on year on a constant-currency basis; and, our Adjusted EBITDA margin expanded 160 basis points year on year, reflecting continued pricing strength and productivity.
▲	We achieved year on year Adjusted EBITDA benefits from Project Summit of $160 million, and continue to expect another $50 million of year on year benefit in 2022.
▲	We divested our Intellectual Property Management business in May 2021, a decision aligned with our capital allocation strategy and to help focus on our core strengths and invest in innovative new products, services and solutions.
▲	In 2021, we completed a series of sale and sale-leaseback transactions of properties in the United States and the United Kingdom, generating gross proceeds of approximately $278 million, as part of our ongoing capital recycling program. We plan to utilize the proceeds to reinvest in higher growth areas of our business, including our data center business.
▲	We expanded our new and existing data center leases by 49 megawatts.
▲	We continued investment in innovation and product development. The net lease adjusted leverage ratio under our revolving credit agreement was 5.3x Adjusted EBITDA, which is within our long-term target range of 4.5x - 5.5x Adjusted EBITDA.

(1)	Organic Revenue is defined as our organic revenue growth rate, which is a non-GAAP measure, and represents the year-over-year growth rate of our revenues excluding the impact of business acquisitions, divestitures and foreign currency exchange rate fluctuations, but including the impact of acquisitions of customer relationships.
(2)	We define Adjusted EBITDA as net income (loss) before interest expense, net, provision (benefit) for income taxes, depreciation and amortization (inclusive of our share of Adjusted EBITDA from our unconsolidated joint ventures), and excluding certain items we do not believe to be indicative of our core operating results, specifically: (i) Acquisition and Integration Costs(a); (ii) Restructuring Charges(b); (iii) intangible impairments; (iv) (gain) loss on disposal/write-down of property, plant and equipment, net (including real estate); (v) other (income) expense, net; (vi) stock-based compensation expense; and (vii) costs that are incremental and directly attributable to the COVID-19 pandemic which are not expected to recur once the pandemic ends (“COVID-19 Costs”).
(3)	Adjusted funds from operations (“AFFO”) is defined as FFO (Normalized)(c) (1) excluding (i) non-cash rent expense (income), (ii) depreciation on non-real estate assets, (iii) amortization expense associated with customer relationship value (CRV), intake costs, acquisitions of customer relationships and other intangibles, (other than capitalized internal commissions), (iv) amortization of deferred financing costs and debt discount/premium, (v) revenue reduction associated with amortization of permanent withdrawal fees and above-and below-market data center leases, and (vi) the impact of reconciling to normalized cash taxes, and (2) including recurring capital expenditures. We also adjust for these items to the extent attributable to our portion of unconsolidated ventures.

32

EXECUTIVE COMPENSATION

(a)	Acquisition and Integration Costs represent operating expenditures directly associated with the closing and integration activities of our business acquisitions that have closed, or are highly probable of closing, and include (i) advisory, legal and professional fees to complete business acquisitions and (ii) costs to integrate acquired businesses into our existing operations, including move, severance, facility upgrade and system integration costs (collectively, “Acquisition and Integration Costs”). Acquisition and Integration Costs do not include costs associated with the formation of joint ventures or costs associated with the acquisition of customer relationships.
(b)	Restructuring Charges represent operating expenditures associated with Project Summit, the Company’s transformation program announced in the fourth quarter of 2019, which was designed to accelerate execution of Iron Mountain’s long-term strategy.
(c)	Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“Nareit”) as net income (loss) excluding depreciation on real estate assets, losses and gains on sale of real estate, net of tax, and amortization of data center leased-based intangibles and adjusting for our share of reconciling items from our unconsolidated joint ventures from FFO (“FFO (Nareit)”). FFO (Nareit) does not give effect to real estate depreciation because these amounts are computed, under GAAP, to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO (Nareit) provides investors with a clearer view of our operating performance. Our most directly comparable GAAP measure to FFO (Nareit) is net income (loss). Although Nareit has published a definition of FFO, we modify FFO (Nareit), as is common among REITs seeking to provide financial measures that most meaningfully reflect their particular business (“FFO (Normalized)”). Our definition of FFO (Normalized) excludes certain items included in FFO (Nareit) that we believe are not indicative of our core operating results, specifically: (i) Acquisition and Integration Costs; (ii) Restructuring Charges; (iii) intangible impairments; (iv) (gain) loss on disposal/write-down of property, plant and equipment, net (excluding real estate); (v) other (income) expense, net; (vi) stock-based compensation expense; (vii) COVID-19 Costs; (viii) Real estate financing lease depreciation; and (ix) Tax impact of reconciling items and discrete tax items.

In addition to strong financial and operational performance, we continued to execute on our long-term strategy while making significant investments in new product development and innovation:

CATEGORY	2021 ACHIEVEMENTS
Customer-Centric Culture	Our team’s achievements were recognized externally for our customer centric culture: Iron Mountain was featured as one of the winners of Google’s first-ever Google Cloud Customer Award for Financial Services for our work with a large financial institution. The award acknowledged our expertise in mortgage document processing and investment in training machine learning models to automate document classification and data extraction and validation, deliver advanced exception management and unlock insights for a large financial services company.
Transformation	We maintained our focus on Project Summit, achieving more than $160 million in year-on-year EBITDA benefits and we expect to achieve another $50 million of year-on-year benefit in 2022. We are also working with customers to support their digital transformation. For example, we recently entered into a partnership with a production and development company operating in the North Sea to backscan the company’s legacy archive records to meet certain regulatory obligations to the UK Oil and Gas authority. As a result of this project, we will assist the production and development company to sift and consolidate physical and digital data currently in disconnected information silos, realizing millions in annual savings.
Innovation

Our customers are faced with navigating a more complex regulatory environment, and one in which hybrid physical and digital solutions have become the norm. Our strategy is underpinned by our continued focus on best-in-class customer experience, as we continue to seek innovative solutions to help our customers progress on their journey from physical storage to a digital ecosystem.

We announced the planned acquisition of ITRenew, a global leader in mission critical data center lifecycle management solutions. Following the closing of this acquisition in January 2022, ITRenew is expected to form the platform for our Asset Lifecycle Management business. We anticipate that this acquisition will significantly enhance our ability to provide end to end services to the hyperscale, corporate data center and corporate end user device segments through the combined best-in-class data security and logistics capabilities of the two companies.

Global Data Center	We accelerated the growth in our Global Data Center Business with 49 megawatts of new and expansion leases signed in 2021, exceeding both our 2021 bookings target of 30 megawatts and our 2020 bookings of 31 megawatts (58 megawatts when including our joint venture in Frankfurt).
Inclusion and Diversity

We have and we continue to prioritize diversity, equity and inclusion as core principles. In 2021 we made strong progress toward creating and sustaining a more inclusive and diverse environment.

In April, we appointed Ms. Charlene Jackson, a well-respected leader in transformational culture change, driving global diversity strategies, and a champion of racial equality and gender parity, as Global Chief Diversity, Equity, and Inclusion Officer.

We also received the JPMorgan Chase Strategic Diverse Gold Supplier Award for our commitment to supplier diversity and the contributions of our very owned supplier diversity program. As part of this, we exceeded our target of $63 million in supplier diversity spend during fiscal 2021, achieving $72.3 million.

Sustainability

We are committed to achieving carbon neutrality by 2040, 10 years ahead of the Paris Climate Accord. By 2025, we are committed to building all of our newly constructed multi-tenant data centers to be certified to the BREEAM Green Building Standard. We continue to source 100% of our electricity used for data centers from renewable resources.

We are the first company to have joined Google to adopt the 24/7 carbon-free energy goal, and we became a founding signatory to the new UN 24/7 Carbon-Free Energy Compact released at COP26.

We are the first large colocation data center provider that can publish 24/7 carbon-free energy performance for customers – and we have this capability at three of our campuses.

100% of our Data Center electricity is covered by renewable energy, and we were the launch provider of the “Green Power Pass” which allows our customers to report reductions in their carbon footprint when using our data centers.

2022 PROXY STATEMENT	33

EXECUTIVE COMPENSATION

The long-term value we have created for our shareholders is demonstrated by our Total Shareholder Return (TSR) over the historical five-year period ended December 31, 2021 as compared to MSCI US REIT Index, our primary benchmark for tracking our relative TSR performance. Our cumulative TSR of 128% over the five-year period outperformed the MSCI US REIT Index which yielded a return of 67% to shareholders as of December 31, 2021.

►	5-YEAR TOTAL SHAREHOLDER RETURN ON $1 INVESTED JANUARY 1, 2017

Our compensation programs also utilize a compensation peer group, representing companies of comparable size and business as outlined by the criteria on page 48, for executive compensation benchmarking. This compensation peer group includes both REIT and non-REIT companies. As the graph below shows, the total realizable pay for our CEO over the five-year period ended December 31, 2021 was at the 48th percentile among the companies in our compensation peer group, while the Company’s TSR performance over this same period was at the 52nd percentile among these companies. This, along with the Company’s stronger relative TSR performance as compared to the MSCI US REIT Index, further demonstrates pay for performance alignment.

►	5-YEAR CEO REALIZABLE PAY - TSR ALIGNMENT BASED ON DIVIDEND ADJUSTED CLOSING STOCK PRICE

CEO Realizable TDC Rank vs. 5-Year TSR Performance Rank

34

EXECUTIVE COMPENSATION

Total realizable pay is defined as the sum of the following components: actual base salaries, STI awards, and LTIP awards paid over the preceding five-year period; the value of all in the money stock options granted during the preceding five-year period; and the value as of December 31, 2021, of RSUs and PUs granted over the five-year period (reflecting actual performance results or estimated performance, including accrued dividends).

TSR is calculated based on the dividend adjusted closing price per share of Common Stock on the NYSE on December 31, 2016 through December 31, 2021.

SHAREHOLDER PERSPECTIVE AND SAY-ON-PAY

Shareholders are provided the opportunity to cast an annual advisory vote on the compensation of our NEOs. Iron Mountain’s long history of aligning long-term executive pay and performance is supported by our strong historical “Say-on-Pay” results, with approximately 93% of the votes cast for the approval of “Say-on-Pay” at our 2021 annual meeting of stockholders. The 2021 “Say-on-Pay” results were consistent with past support from our stockholders, as demonstrated in the graph below. We believe the consistently strong support since the adoption of “Say-on-Pay” demonstrates our stockholders’ satisfaction with the alignment of Company performance and NEO compensation.

►	5 YEAR HISTORY OF VOTES IN FAVOR OF SAY ON PAY RESULTS

2021 TOTAL DIRECT COMPENSATION COMPONENTS

OVERVIEW

Our executive compensation program is designed to motivate and reward exceptional performance in a straightforward and effective way, while also recognizing the size, scope, and success of Iron Mountain’s business. The compensation of our NEOs has three primary components: annual base salary, short-term incentives, and long-term incentives. Our compensation programs are designed to support our long-term strategy, with the majority of our executive team pay being at risk, and in the form of long-term incentives.

The Compensation Committee reviews relevant benchmark data when making executive compensation decisions, but the Compensation Committee does not set compensation levels based solely on market data. Rather, the Compensation Committee reviews the 25th, 50th and 75th percentiles of relevant market data as one element in its decision-making process. Final executive compensation decisions reflect a variety of factors, including each executive’s experience, performance rating, the relative importance of the executive’s role within the organization, as well as where each executive’s pay level falls relative to the market data.

2022 PROXY STATEMENT	35

EXECUTIVE COMPENSATION

As depicted below, as of December 31, 2021 approximately 92% of our CEO’s overall TDC target, and, on average, 81% of the TDC target of our other NEOs, is tied directly to the achievement of financial goals, strategic objectives, and stock price appreciation through our short-term and long-term incentive programs (referred to herein as “at risk” pay).

Below is a summary of the elements, objectives, risk mitigation factors and key features of our TDC program for our executives. A more detailed discussion of each element and the associated pay decisions follows this section.

36

EXECUTIVE COMPENSATION

(1)	BASE SALARY

Base salary is a customary, fixed element of compensation intended to attract and retain executives. When setting the annual base salaries of our NEOs, the Compensation Committee considers market data provided by its independent compensation consultant and internal pay equity.

We periodically review base salaries. Increases are not provided automatically on an annual basis, but are carefully reviewed for appropriate levels. The table below details the base salary at December 31, 2020 and 2021, and any year over year increase, for each of our NEOs. The 2021 base salaries were approved in February 2021 and effective in March 2021.

NAMED EXECUTIVE OFFICER	2020	2021	PERCENT CHANGE (1)
William L. Meaney	$1,200,000	$1,200,000	–
Barry Hytinen	$725,000	$725,000	–
Ernest Cloutier	$575,000	$575,000	–
Deirdre Evens	$525,000	$575,000	9.5%
John Tomovcsik	$525,000	$575,000	9.5%
(1)	Following a competitive market review and based on individual performance, the Compensation Committee approved pay changes for Ms. Evens and Mr. Tomovcsik in 2021.
(2)	SHORT-TERM INCENTIVES

The short-term incentive component of our executive compensation program is a variable, at-risk cash component that is aligned with our annual financial results. The 2021 short-term incentive goals were set at the beginning of 2021 and were based on our short-term financial expectations in 2021 balanced by the uncertainty of the continuing COVID-19 pandemic.

TARGET INCENTIVES

Each member of our executive team participates in the Company’s short-term performance-based incentive compensation program. The Compensation Committee annually reviews the target short-term incentive opportunity, which is expressed as a percentage of base salary, for each executive team member and approves a new target when appropriate.

NAMED EXECUTIVE OFFICER	2021 TARGET(1)
William L. Meaney	175%
Barry Hytinen	110%
Ernest Cloutier	110%
Deirdre Evens	100%
John Tomovcsik	100%
(1)	Following a competitive market review and based on individual performance, the Compensation Committee approved an increase in target short-term incentive opportunity for Ms. Evens and Mr. Tomovcsik from 80% to 100% in 2021.

2022 PROXY STATEMENT	37

EXECUTIVE COMPENSATION

PROGRAM STRUCTURE

Achievement of the target short-term incentive opportunity for each executive team member is based upon (1) the Company’s performance against a series of financial goals, (2) the Company’s performance against a series of strategic objectives and (3) personal performance against the individual goals and objectives of such executive team member set at the beginning of the year (referred to as an “individual multiplier”). Each member of the executive team has the same financial goals and the same strategic objectives, which serve to align our executive team toward the same enterprise goals. The individual multiplier component, however, allows for recognition of individual performance and contributions. The individual multiplier, when applied, can increase or decrease the short-term incentive compensation payouts depending on performance. In support of our philosophy of paying for performance, actual short-term incentive awards for our executive team may range from 0% to a maximum of 209.4% of target incentive opportunity. Where relevant, results are measured in constant currency to better reflect the effect of the executive’s performance on results during the applicable year.

▲	70% of the short-term incentive opportunity is based on the Company’s financial performance, measured against two metrics:
▲ 40% of the short-term incentive opportunity is measured against enterprise Adjusted EBITDA and revenue, with increased payout opportunity if revenue exceeds the target level. We believe this component appropriately corresponds to our profitable growth objectives; and
▲ 30% of the short-term incentive opportunity is measured against AFFO per share on a constant currency basis. We believe this measure appropriately aligns payouts with our ability to generate excess cash flows to reinvest in the business and provide returns to our stockholders through dividends;
▲	30% of the short-term incentive opportunity is based on the achievement of specific strategic objectives, which are centered on key drivers of our growth. The strategic objectives that comprise this component are discussed in further detail under the heading “Strategic Objectives” in this section.
▲	In addition, each executive team member’s short-term incentive bonus may be increased or decreased (by the Board for the CEO and the Compensation Committee for the other NEOs) by as much as 25% based on such executive team member’s contribution to the measures above and performance against specific individual goals and objectives, including items such as the development and execution of business, organizational and marketing strategies with the objective to increase Adjusted EBITDA, revenue and AFFO per share and progress toward our strategic objectives.

FINANCIAL PERFORMANCE—SUMMARY

Based on our 2021 achievement, the short-term incentive payout as approved by the Compensation Committee, prior to the application of individual multipliers, was approximately 121.2% as outlined in the table below.

MEASURE & SCOPE	TARGET WEIGHTING	PAYOUT ACHIEVEMENT(1)
Adjusted EBITDA & Revenue	40%	49.6%
AFFO Per Share	30%	39.4%
Strategic Objectives	30%	32.2%
Preliminary weighted payout		121.2%
(1)	Payout achievement represents the weighted percentage of the target payout earned based on the level of the Company’s achievement of performance measures, as discussed below.

38

EXECUTIVE COMPENSATION

FINANCIAL PERFORMANCE–ADJUSTED EBITDA & REVENUE

The Compensation Committee selected a maximum payout of 200% of target but structured the payout matrix such that maximum payout was achieved only if both Adjusted EBITDA and revenue exceeded levels that the Compensation Committee considered exceptional based on the objectives of the annual operating plan and recent Company performance. The table below illustrates company performance for the STI Financial Targets.

►	SHORT-TERM INCENTIVE PAYOUT
	ADJUSTED EBITDA	REVENUE	PAYOUT %
Threshold	95%	95%	4%
Target	100%	100%	100%
Maximum	110%	105%	200%

For 2021, with respect to the Adjusted EBITDA and Revenue portion of the short-term incentive, our executive team achieved 124% payout based on the STI Financial Targets based on the performance results below:

(IN MILLIONS)	TARGET	ACTUAL RESULTS(1)
Adjusted EBITDA	$ 1,610	$1,645
Revenue	$4,275	$4,519
Achievement Based on Actual Results		124%
(1)	Results are based on constant currency.

FINANCIAL PERFORMANCE—AFFO PER SHARE

The AFFO per share component of the short-term incentive compensation plan is designed to ensure achievement of AFFO per share targets and then to reward overachievement if AFFO per share exceeds target levels. The Compensation Committee selected the minimum threshold level required for payout of this component to ensure that AFFO per share was sufficient relative to the dividend and capital investment requirements in the annual budget. The Compensation Committee selected a maximum payout of 150% of target and structured this component such that maximum payout was achieved only if AFFO per share exceeded levels that the Compensation Committee considered exceptional, based on the objectives of the annual operating plan and recent Company performance.

For 2021, the AFFO per share payout was 131% based on the pre-set STI Financial Targets.

(1)	Results are based on constant currency.

2022 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

STRATEGIC OBJECTIVES

The table below describes the specific key measures established in 2021 for each of the three strategic objectives on which 30% of the overall short-term incentive target bonus is based. The Compensation Committee selected the key measures described in the table below as the most important growth drivers that contribute towards achieving the objectives of our long-term strategy. In establishing the payout scales for each of the goals, the Compensation Committee considered growth, risk of achievement, strategic value, forecast uncertainty for early-stage products, and probability of attainment. Overall, the Company achieved 32.2% of the specific strategic objectives targeted for 2021 based on the strategic objective results below:

STRATEGIC OBJECTIVE	MEASURE	PERCENTAGE OF SHORT- TERM INCENTIVE TARGET BONUS		GOALS		RESULTS	PAYOUT %(1)
Customer- Centric Culture	Net Promoter Score	10%	Threshold (25%)	Target (100%)	Maximum (125%)	16	125%

			10	11	11.3
Innovation	Organic revenue from validated emerging and adjacent categories	10%	Threshold (25%)	Target (100%)	Maximum (150%)	$611M	107%

			$570M	$606M	$641M
Core Strength	Organic growth in Global Storage Volume	10%	Threshold (25%)	Target (100%)	Maximum (125%)	$1.7M	90%

			$0	$2.0M	$3.5M
(1)	Payout achievement represents the weighted percentage of the target payout earned based on the level of the Company’s achievement of performance measures.

Over the five-year period of 2017 - 2021, Iron Mountain’s corporate performance payout on short-term incentives has ranged between 77% and 121%.

  5-YEAR SHORT-TERM CORPORATE PERFORMANCE PAYOUT

40

EXECUTIVE COMPENSATION

2021 INDIVIDUAL MULTIPLIERS

The Board (for the CEO) and the Compensation Committee (for the other members of the executive team) may apply individual multipliers to adjust the short-term incentive of each executive member. The Board and the Compensation Committee make individual multiplier adjustments based on a review of objectives and performance with respect to key initiatives within the control of each executive team member.

In 2021, the Board (for Mr. Meaney) and the Compensation Committee (for all others) determined that the following NEOs should have their bonus adjusted based on individual performance and, as a result approved the following individual multipliers:

NAMED EXECUTIVE OFFICER	INDIVIDUAL MULTIPLIER
William L. Meaney	25%
Barry Hytinen	25%
Ernest Cloutier	0%
Deirdre Evens	10%
John Tomovcsik	25%

SHORT-TERM INCENTIVE COMPENSATION PAYOUTS

Based on achievement of 2021 STI Financial measures and applying the individual multiplier, our NEOs earned 118% of target short-term incentive opportunity, on average. The following table sets forth information relating to the payouts of short-term cash incentive compensation to our NEOs during the year ended December 31, 2021.

		2021 TARGET OPPORTUNITY		2021 END-OF-YEAR PERFORMANCE AND PAYOUT
NAMED EXECUTIVE OFFICER	SALARY	(%)	($)	CORPORATE STI PAYOUT (% OF TARGET)	INDIVIDUAL MULTIPLIER (%)	FINAL STI PAYOUT (% OF TARGET)	PAYOUT ($)
William L. Meaney	$1,200,000	175%	$2,100,000	121.2%	25%	152%	$3,182,000
Barry Hytinen	$725,000	110%	$797,500	121.2%	25%	152%	$1,208,000
Ernest Cloutier(1)	$575,000	110%	$632,500	121.2%	0%	0%	$0
Deirdre Evens	$575,000	100%	$575,000	121.2%	10%	133%	$766,000
John Tomovcsik	$575,000	100%	$575,000	121.2%	25%	152%	$871,000
Average payout						118%
(1)	In accordance with Severance Program No. 1, Mr. Cloutier did not receive a 2021 bonus payment.

2022 PROXY STATEMENT	41

EXECUTIVE COMPENSATION

(3) LONG-TERM INCENTIVES

We pay for performance and manage Iron Mountain to support our long-term strategic plan. Consistent with this approach and our compensation philosophy, the majority of annual compensation for our NEOs is provided in the form of long-term equity incentives that are linked to the achievement of certain growth objectives and includes a portfolio of equity awards described in the table below.

LONG-TERM INCENTIVE COMPONENT	DESCRIPTION	PURPOSE
Performance Units (PUs)

▲  Three-year cliff vesting based on performance of the following:

▲  ROIC: Funding is subject to meeting a minimum level of ROIC in the third year of the performance period.

▲  Total Revenue and New Product Exit Rate (75%): Revenue performance is measured based on total revenue performance per year averaged over the three-year performance period. The new product exit rate is a modifier that is measured based on the revenue exit run rate of new products in the last quarter of the three-year performance period. (“New Product Exit Rate”)

▲  Relative TSR (25%): TSR performance relative to the MSCI US REIT Index over the three-year performance period.

▲  Ensures alignment to long-term stockholder value creation

▲  Rewards top-line growth and capital efficiency

▲  Rewards the continued shift in revenue mix by developing new product revenue streams

▲  Rewards TSR performance relative to a key REIT stock market index

Stock Options	▲ Exercise price is equal to fair value on the date of grant ▲ Vest ratably over three years and have a 10-year term	▲ Rewards price appreciation ▲ Provides long-term horizon to minimize possible short-term fluctuations
Restricted Stock Units (RSUs)	▲ Vest ratably over three years	▲ Provides retention and helps build stock ownership ensuring strong alignment with stockholders

As a result of the COVID-19 pandemic, in 2021, we rebalanced the mix of RSUs and PUs for the NEOs (other than the CEO) by providing a one-time increase to the RSU grant to enhance executive ownership. This grant has the standard annualized 3-year vesting and will further incentivize shareholder value over the vesting period. For the CEO, the percentage of performance-based equity increased as a result of a one-time PU award resulting in 65% PUs, 23% RSUs and 12% stock options to ensure strong long-term alignment with stockholders. The metrics and goals of the 2021 PU award for the CEO are the same as all other 2021 PU grants. Our long-term incentive program’s mix of incentive components for 2021 was:

CEO	OTHER NAMED EXECUTIVE OFFICERS

42

EXECUTIVE COMPENSATION

2021 PERFORMANCE UNITS

PUs are granted annually and have three-year cliff vesting based on performance measures as reviewed and approved by the Compensation Committee. PUs are earned based on the Company’s operational performance and relative TSR performance. Earned PUs vest on the third anniversary of the grant date and settle in shares of Common Stock. PUs accrue dividend equivalents in cash, or, in the case of stock dividends, additional PUs, and the dividend equivalents are payable when and if PUs vest and reflect only dividend equivalents attributable to shares earned.

A portion of the 2021 long-term awards granted to the executives were awarded as PUs that can be earned based on operational and relative TSR performance:

OPERATIONAL PERFORMANCE

The Company’s operational performance is measured against a multiple-year ROIC hurdle, average total revenue for each year over the performance period, and a modifier related to new product revenue performance.

PERFORMANCE PERIOD
	YEAR 1	YEAR 2	YEAR 3	PAYOUT
ROIC Hurdle				Year 3 goal that must be met to payout any operational measures
Revenue	Goals set and performance measured annually during the three-year performance period			Average of 3 annual performance measurements
New Product Exit Rate				Modifies total revenue payout by up to +25%. Calculated based on the revenue exit run rate of products in the last quarter of the three- year performance period

For the PUs granted in 2021 (“2021 PUs”), operational performance payout will only be made if the Company’s actual ROIC in the third year (2023) exceeds the target set at the beginning of the performance period.

The total revenue payout will be determined on the revenue performance for each year averaged at the end of the three-year performance period. Revenue goals are set and performance is measured each year. Goal levels depend on prior year revenue performance and future performance expectations.

PERFORMANCE LEVEL	ACTUAL PERFORMANCE AS A % OF TARGET	PAYOUT AS A % OF TARGET(1)
Threshold	95%	50%
Target	100%	100%
Maximum	105%	200%
(1)	Results are interpolated between performance levels above.

In addition, the 2021 PUs have a payout modifier that rewards for significant achievements related to the development of new product revenue streams. The modifier can increase the overall Operational PU payout by up to 25% based on the fourth quarter 2023 revenue exit run rate of new revenue streams that may or may not exist today. The products defined in the 2021 PUs and subject to the product revenue exit rate modifier include Consumer, Enterprise Cloud, and Secure IT Asset Disposition, as well as other new products that may be added during the performance period as approved by the Compensation Committee.

2022 PROXY STATEMENT	43

EXECUTIVE COMPENSATION

RELATIVE TSR PERFORMANCE

The Company’s relative TSR performance during the three-year period beginning in 2021 is measured relative to the MSCI US REIT Index. The payout will be determined at the end of the three-year performance period, based on the table below, by comparing the Company’s TSR for that period to the TSR of the companies in the MSCI US REIT Index over the same period.

TSR PERCENTILE RANK(1)	PAYOUT AS A % OF TARGET
30th Percentile	50%
50th Percentile	100%
75th Percentile	150	%(2)
90th Percentile	200	%(2)
(1)	Results are interpolated between percentiles.
(2)	Regardless of the TSR percentile rank, if the Company’s absolute TSR is negative, the payout percentage will not exceed 100%.

In the first quarter of 2021, the Compensation Committee approved a potential economic value for annual long-term equity grants for each of our executives. The table below outlines the potential economic value of the long-term equity incentive awards approved in 2021 by the Compensation Committee for each NEO:

NAMED EXECUTIVE OFFICER	TARGET PUS(1)	RSUS	STOCK OPTIONS	TOTAL(2)
William L. Meaney	$7,887,500	$2,775,000	$1,387,500	$12,050,000
Barry Hytinen	$1,100,000	$1,135,000	$—	$2,235,000
Ernest Cloutier	$825,000	$1,015,000	$—	$1,840,000
Deirdre Evens	$825,000	$995,000	$—	$1,820,000
John Tomovcsik	$825,000	$995,000	$—	$1,820,000
(1)	The values shown above reflect the fair market value and differ from the values reported in the “Summary Compensation Table” as the TSR-Based PUs reflect the fair value from a Monte Carlo simulation due to the nature of the award.
(2)	The amounts shown include the value of ownership awards in 2021. The ownership awards rebalanced the mix of RSUs for the NEOs other than the CEO. The long-term equity award amount without the ownership award was $2,000,000 for Mr. Hytinen; and $1,500,000 for Mr. Cloutier, Ms. Evens, and Mr. Tomovcsik respectively. For the CEO, the value of PUs increased. For Mr. Meaney, the long-term equity award amount without the additional PU grant was $9,250,000.

44

EXECUTIVE COMPENSATION

2019 PERFORMANCE UNIT RESULTS

In 2019, then-current members of our executive team received awards of PUs based on financial performance (Operational Performance) and relative TSR (rTSR), which vested in 2022 (the “2019 PU Awards”). The Operational PU payout was based on the Company’s performance against total revenue objectives measured at the conclusion of the three-year performance period ended December 31, 2021, subject to meeting a minimum level of ROIC. The New Product Exit Rate modifier may increase Operational PU performance by up to 25% based on the fourth quarter 2021 revenue exit run rate of new revenue streams. The rTSR-Based PU payout was based on the Company’s rTSR during the three-year period from 2019 through 2021 measured relative to the MSCI US REIT Index. The overall payout for the 2019 PU Awards was 119.3% of target.

OPERATIONAL PU PERFORMANCE RESULTS

Following the completion of the performance period for the 2019 PU Awards, the Compensation Committee determined that the Company exceeded the minimum ROIC of 10.5%. The average actual three-year enterprise revenue was 96.5% of the target established by the Compensation Committee. The New Product Exit Rate was 6.3%. The total Operational PU performance was 102.6%. As a result, 76.9% of the target Operational PU payout was earned.

					THRESHOLD	ACTUAL RESULTS
ROIC					10.5%	13.3%
	YEAR	GOALS			ACTUAL RESULTS	OPERATIONAL COMPONENT
Revenue Performance(1) (in millions)	2019	Threshold (95%)	Target (100%)	Maximum (105%)	$4,287

		$4,162	$4,320	$4,536
	2020	Threshold (95%)	Target (100%)	Maximum (105%)	$4,199	96.5%

		$4,265	$4,431	$4,652
	2021	Threshold (95%)	Target (100%)	Maximum (105%)	$4,519

		$4,075	$4,275	$4,483
New Product Exit Rate (in millions)		Threshold (40%)	Target (100%)	Maximum (150%)	$157.4	6.3%

		$80	$200	$300
					Total Result:	102.6%
					Weighted Result:	76.9%
(1)	Results are based on constant currency.

2022 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

rTSR-BASED PU PERFORMANCE RESULTS

Following the completion of the performance period for the 2019 PU Awards, the Compensation Committee determined that award recipients had earned 169.4% of target for the 2019 rTSR-Based PUs based on the Company’s cumulative rTSR of 87.6% during the period, which represented the 81st percentile of the MSCI US REIT Index.

			GOALS
rTSR(1) (percentiles)	Threshold 30th	50th	75th	Maximum 90th
Actual MSCI US REIT Index Cumulative TSR
	4.6%	29.8%	71.0%	133.8%
					TOTAL RESULT:	169.4%
					WEIGHTED RESULT:	42.4%
(1)	Results are interpolated between percentiles. Regardless of the TSR percentile rank, if the Company’s absolute TSR is negative, the payout percentage will not exceed 100%.

The historic payouts for Iron Mountain’s PUs are as follows:

  5-YEAR PERFORMANCE UNIT ACHIEVEMENT

OTHER COMPENSATION

In addition to the TDC elements described above, our U.S.-based executive officers participate in the retirement and welfare benefits generally available to our full-time employees, such as medical, dental, life insurance, 401(k) Plan, the 2013 ESPP and other fringe benefits.

Our U.S. based NEOs are eligible for certain executive benefits, including a voluntary executive deferred compensation program, an executive physical and limited perquisites, which are included in the “All Other Compensation” column and related footnote in the “Summary Compensation Table and Executive Deferred Compensation” sections of the Compensation Tables section of this Proxy Statement.

Mr. Cloutier received additional benefits related to his temporary expatriate assignment in Switzerland. Also, during his temporary expatriate assignment in Switzerland, Mr. Cloutier was eligible for most U.S.-based benefits excluding medical, dental and the executive deferred compensation program.

46

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE PROCESS AND OVERSIGHT

In applying our compensation philosophy and design principles to establish appropriate compensation programs and target compensation levels, the Compensation Committee:

Reviews and approves compensation for our CEO and our other executive team members

▲  Annually approves a recommendation to the Board for the salary, short-term and long-term incentive compensation for our CEO.

▲  Annually establishes the individual goals and objectives utilized in the short-term incentive program for our CEO.

▲  The Compensation Committee’s recommendation reflects (1) an analysis of the Company’s performance against predetermined financial and strategic objective goals, (2) its evaluation of our CEO’s performance against predetermined individual objectives and (3) input from members of the Board.

▲  The Compensation Committee’s recommendation is then presented to the independent members of the Board for approval.

▲  Annually reviews and approves the salary, short-term and long-term incentive compensation for our other executive team members as recommended by our CEO.

Reviews and approves short-term and long-term incentive programs for the executive team

▲  Annually reviews and approves the structure of our short-term and long-term incentive programs for the executive team, including performance metrics, performance and payout grids and the weighting applied to each metric.

▲  The review typically balances an internal and external perspective developed in collaboration with members of management and the Compensation Committee’s independent compensation consultant.

▲  Based upon this review, the Compensation Committee may maintain or modify the amount and mix of grants under our incentive programs.

▲  Annually establishes the financial and strategic objective performance goals that are utilized in our short-term and long-term incentive plans.

Evaluates the effectiveness and competitiveness of other executive compensation programs	▲ Periodically evaluates the effectiveness and competitiveness of other executive compensation programs, such as executive benefits, perquisites and our severance policies. These periodic evaluations are conducted to ensure alignment with our internal strategy and objectives and to consider external market practices.

In determining whether to make changes to our executive compensation program, the Compensation Committee may consider a number of factors, including but not limited to, the size, scope, and performance of our business, evolving compensation trends, financial goals, and shareholders’ interests.

ESTABLISHING FINANCIAL PERFORMANCE GOALS

1	The Compensation Committee initially approves annual financial performance targets based upon our annual operating plan approved by the Board, assuming constant currency. The multi-year performance targets are aligned with our long-term strategy.

2	When the financial targets are set, the Compensation Committee approves a series of adjustment factors that identify the nature of potential adjustments to the target levels that may be considered throughout the applicable performance period.

3	The Compensation Committee reviews the year-end results and, if applicable, adjusts certain financial targets based on the adjustment factors approved at the beginning of the applicable performance period.

2022 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

ROLE OF THE CONSULTANT

The Compensation Committee selects and retains the services of an independent compensation consultant and annually reviews the performance of the consultant. The Compensation Committee engaged Pay Governance LLC (“Pay Governance”) to serve as its independent compensation consultant for fiscal 2021. Pay Governance received instructions from, and reported to, the Compensation Committee on an independent basis. Pay Governance reports directly to the Compensation Committee, has regular meetings with the chairperson of the Compensation Committee and meets with the Compensation Committee in executive session.

The Compensation Committee has reviewed the nature of the relationship with its independent compensation consultant and considers the independence of the consultant in accordance with SEC and Nasdaq rules. For 2021, the Compensation Committee determined that there were no conflicts that impacted the advice and guidance provided by Pay Governance to the Compensation Committee.

The Compensation Committee requested Pay Governance’s advice on a variety of matters, such as the amount and form of executive compensation, compensation strategy, market comparisons, pay and performance alignment versus industry peers, executive pay trends, including with respect to the COVID-19 pandemic, compensation best practices, compensation-related regulatory developments, potential compensation plan designs and modifications, and provides assistance to the Nominating and Governance Committee on director compensation matters. The Compensation Committee consulted with Pay Governance, both with and without management, on several occasions during fiscal 2021, and also in early fiscal 2022 with respect to compensation decisions for fiscal 2021 performance.

ROLE OF PEERS

To provide an external perspective relative to executive compensation levels, plan design trends and market best practices, the Compensation Committee reviews market analyses derived from the Peer Group and prepared by our independent compensation consultant.

The Compensation Committee, in collaboration with our independent compensation consultant and management, reviews the Peer Group annually based on the following criteria:

▲	Comparable revenue size and industry;

▲	Similar market capitalization;

▲	Similar capital intensity;

▲	Pays regular quarterly dividends; and

▲	Similar degree of global operations.

Following its annual review of the Peer Group, the Compensation Committee did not make any changes to the Peer Group from the prior year. The chart below lists the Compensation Committee approved Peer Group for 2021:

THE 2021 PEER GROUP INCLUDES THE FOLLOWING COMPANIES:
ABM Industries	Crown Castle International(1)	Prologis(1)
Alliance Data Systems	Digital Realty(1)	SBA Communications(1)
Brinks Company	Equifax	Stericycle
Broadridge Financial	Equinix(1)	Western Union
Cintas	Global Payments	Weyerhaeuser(1)
Clean Harbors	Paychex
(1)	This company is a REIT.

48

EXECUTIVE COMPENSATION

ROLE OF CEO AND OTHER EXECUTIVE TEAM MEMBERS

At the Compensation Committee’s request, our CEO and other members of the executive team assist the Compensation Committee in carrying out its duties throughout the year by completing specific tasks, including:

▲	Our CEO establishes the individual goals and objectives for our executive team (other than the CEO) and proposes his own individual goals and objectives, which are reviewed and revised, and subsequently approved by the Board;

▲	Our CEO develops compensation recommendations for our executive team (other than the CEO) for the Compensation Committee’s review and approval, including salary levels, the potential economic value of long-term incentives and achievement of individual goals and objectives; and

▲	Each executive team member prepares a self-review to assist the review of his or her performance against individual goals and objectives, which self-review is shared with the Compensation Committee (for the CEO) or the CEO (for our other executive team members).

CONSIDERATION OF RISK IN OUR COMPENSATION PROGRAMS

After its annual review of the Company’s incentive compensation arrangements for all employees, the Compensation Committee concluded that the components and structure of the Company’s compensation plans do not create risks that are reasonably likely to result in a material adverse effect to the Company. The process undertaken to reach this conclusion involved an analysis of the Company’s compensation plans by management and a review of conclusions by the Compensation Committee’s independent compensation consultant and the Compensation Committee.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

The Company maintains stock ownership guidelines that require certain executives, including our NEOs, to acquire and maintain ownership of our Common Stock, exclusive of unexercised stock options and unearned or unvested PUs, as a multiple of base salary as follows:

The Company established this program to help align the long-term interests of executives with stockholders. Each member of the executive team subject to the Company’s stock ownership guidelines is required to retain an amount equal to 50% of the net shares received as a result of the vesting of RSUs or PUs until such executive meets the minimum ownership threshold. “Net shares” are those shares that remain after shares are sold or netted to pay withholding taxes and any purchase price.

The Company measures Executive Stock Ownership Guideline compliance annually in March and continuously monitors compliance until the next measurement date. As of the most recent measurement date in March 2022, all members of the executive team who are subject to the Executive Stock Ownership Guidelines are in compliance with the Executive Stock Ownership Guidelines.

TAX CONSIDERATIONS

Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer (in our case, the CEO) and certain other executive officers. Prior to the Tax Cuts and Jobs Act of 2017 (“TCJA”), an exception existed for “performance-based” compensation. The Iron Mountain Incorporated 2002 Stock Incentive Plan (the “2002 Plan”) and the 2014 Plan were generally designed such that compensation arising on the exercise of options satisfied the then-effective performance-based exemption.

Each of our plans authorizes the Compensation Committee to grant compensation that is partially or wholly nondeductible. As a result, it is expected that certain of our compensation arrangements will result in non-deductible compensation when the total exceeds $1,000,000, except certain historical awards that meet transition rules for continued deductibility under the TCJA.

2022 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

CHANGES TO 2022 COMPENSATION PROGRAM

2022 PERFORMANCE TARGETS

The Compensation Committee established the 2022 performance targets for both short-term and long-term incentive awards based on a range of considerations, which continues to factor in the uncertainty relating to the ongoing effects of the COVID-19 pandemic on our business operations and financial performance. The Compensation Committee, however, maintained its approach of identifying challenging yet attainable goals with competitive payouts in order to motivate employee performance.

2022 SHORT-TERM INCENTIVE DESIGN

There were no changes made to the structure of short-term incentive program design for 2022.

2022 LONG-TERM INCENTIVE DESIGN

The Compensation Committee reviewed the equity award vehicles offered to our equity award participants. As a part of this review, the Compensation Committee noted that the Company’s five-year TSR performance against the MSCI US REIT Index benchmark was at the 77th percentile versus index constituents with the expectation of continued and potentially accelerated growth.

Following this review, in order to retain, motivate and incentivize management to continue to support the Company’s accelerated growth over multiple years, the Compensation Committee approved the below changes for our 2022 long-term incentive program:

▲	Eliminated the New Product Exit Rate modifier.

▲	Developed the Advanced Revenue Plan (the “ARP”) as part of the Operational PU performance. The ARP rewards management beyond the historical 200% maximum for achieving significant accelerated growth in revenue at the end of three years. The PU program will continue to employ an ROIC hurdle and relative TSR versus the MSCI US REIT Index.

▲	The award composition for our NEOs (other than the CEO) in 2022 will be approximately 75% PUs and 25% RSUs, reflecting an increase to the PU portion (prior to 2021, historic mix has been 55% PUs and 45% RSUs).

▲	For the CEO, the percentage of performance-based equity will be 75% PUs, 10% RSUs and 15% stock options. Further, the CEO will continue to be the only equity participant to receive stock options, as stock options are an incentive vehicle that are aligned with creating long-term stockholder value because they have a 10-year term, whereas PUs and RSUs have three-year performance/vesting periods.

50

EXECUTIVE COMPENSATION

CEO PAY OPPORTUNITY

In connection with its annual compensation program review, the Board determined to increase Mr. Meaney’s Long-Term Incentive opportunity for 2022. This increase is based on the Company’s and CEO’s strong performance and future growth expectations (see below).

ELEMENT	2022 PAY OPPORTUNITY		CONSIDERATIONS
Base Salary	▲	Maintained annual base salary at $1,200,000	▲	Salary is appropriately positioned versus market
Annual Bonus	▲	Maintained target bonus at 175% of base salary	▲	Target bonus is appropriately positioned versus market
Long-Term Incentives	▲	Increased economic value of long-term incentive awards to $10,500,000	▲	The board has aligned Mr. Meaney’s mix with the significant accelerated growth expectations, resulting in an increased mix of performance-based equity which corresponds to 75% PUs, 10% RSUs and 15% stock options (from the 2021 mix of 65% PUs, 23% RSUs and 12% stock options) ensuring strong long-term alignment with shareholders

COMPENSATION COMMITTEE REPORT ON COMPENSATION DISCUSSION AND ANALYSIS

We, the members of the Compensation Committee of the Board of the Company, have reviewed and discussed the Compensation Discussion and Analysis with the Company’s management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

COMPENSATION COMMITTEE

Pamela M. Arway, Chair
Monte Ford
Robin Matlock
Doyle Simons

2022 PROXY STATEMENT	51

EXECUTIVE COMPENSATION

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table provides certain information concerning compensation earned by our NEOs during the years ended December 31, 2019, 2020, and 2021. As required by SEC rules, the table includes:

▲	Each person who served as our CEO or chief financial officer at any time during 2021; and
▲	The three other most highly compensated persons serving as executive officers at year-end

SUMMARY COMPENSATION TABLE FOR 2019, 2020 AND 2021

NAMED EXECUTIVE OFFICER AND TITLE	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)(4)	OPTION AWARDS ($)(4)(5)	NON–EQUITY INCENTIVE PLAN COMPENSATION ($)(6)	ALL OTHER COMPENSATION ($)(7)	TOTAL ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
William L. Meaney(8) President and Chief Executive Officer	2021	$1,184,326	$–	$11,234,806	$1,387,499	$3,182,000	$57,487	$17,046,118
	2020	$1,175,474	$–	$7,878,144	$1,387,499	$1,785,000	$55,492	$12,281,609
	2019	$1,097,657	$–	$7,057,856	$1,237,537	$1,439,000	$56,899	$10,888,949
Barry Hytinen Executive Vice President and Chief Financial Officer	2021	$725,001	$–	$2,314,758	$–	$1,208,000	$15,300	$4,263,059
	2020	$705,482	$1,000,000	$4,231,990	$–	$790,000	$349,247	$7,076,719
Ernest Cloutier Executive Vice President	2021	$597,119	$–	$1,899,821	$–	$–	$941,433	$3,438,373
	2020	$557,695	$–	$1,528,277	$–	$601,000	$1,294,924	$3,981,896
	2019	$495,192	$–	$769,898	$135,002	$414,900	$1,782,123	$3,597,115
Deirdre Evens Executive Vice President and General Manager, Asset Lifecycle Management	2021	$563,465	$–	$1,879,817	$–	$766,000	$15,300	$3,224,582
	2020	$513,464	$–	$1,018,840	$–	$416,000	$15,011	$1,963,315
John Tomovcsik Executive Vice President and Chief Operating Officer	2021	$563,465	$–	$1,879,817	$–	$871,000	$8,812	$3,323,094
	2020	$513,464	$–	$1,018,840	$–	$416,000	$7,923	$1,956,227
	2019	$470,193	$–	$727,115	$127,501	$323,190	$47,265	$1,695,264

(1)	Total reported reflects salary earned during the fiscal year, adjusted for changes in salary rates, where applicable.
(2)	The amount reported in the “Bonus” column represents a signing bonus provided to Mr. Hytinen in connection with his appointment to Executive Vice President, Chief Financial Officer in January 2020.
(3)	The amounts reported in the “Stock Awards” column present the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s Consolidated Financial Statements included in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2019, 2020 and 2021. These amounts were not paid to or realized by the NEO in the year indicated. The grant date fair values of PUs included in this column are calculated assuming target level attainment of each applicable performance goal, except for the TSR-Based PU awards. The TSR-Based PU awards include a market-based performance condition and the fair value reflects the expected value of the award determined under a Monte Carlo simulation. The table below illustrates the RSU value, the expected value of PUs and the value if each recipient were to achieve the applicable maximum payout for all PUs. All values are determined as of the grant date.

52

EXECUTIVE COMPENSATION

2021 AWARDS
	COMPONENTS OF STOCK AWARDS		ADDITIONAL INFORMATION
NAMED EXECUTIVE OFFICER	RSU VALUE ($)	PU VALUE - EXPECTED ($)	PU VALUE - MAXIMUM ($)
William L. Meaney	2,774,996	8,459,810	20,092,049
Barry Hytinen	1,134,976	1,179,782	2,801,982
Ernest Cloutier	1,014,984	884,837	2,101,487
Deirdre Evens	994,980	884,837	2,101,487
John Tomovcsik	994,980	884,837	2,101,487

2020 AWARDS
	COMPONENTS OF STOCK AWARDS		ADDITIONAL INFORMATION
NAMED EXECUTIVE OFFICER	RSU VALUE ($)	PU VALUE - EXPECTED ($)	PU VALUE - MAXIMUM ($)
William L. Meaney	2,774,986	5,103,158	11,175,916
Barry Hytinen	3,264,940	967,050	2,117,840
Ernest Cloutier	674,986	853,291	1,868,707
Deirdre Evens	449,979	568,861	1,245,806
John Tomovcsik	449,979	568,861	1,245,806

2019 AWARDS
	COMPONENTS OF STOCK AWARDS		ADDITIONAL INFORMATION
NAMED EXECUTIVE OFFICER	RSU VALUE ($)	PU VALUE - EXPECTED ($)	PU VALUE - MAXIMUM ($)
William L. Meaney	2,474,967	4,582,889	10,036,527
Ernest Cloutier	269,972	499,926	1,094,838
John Tomovcsik	254,969	472,146	1,034,000
(4)	For a list of 2021 stock and option awards, see the “Grants of Plan-Based Awards” table below.
(5)	The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted in the year indicated computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s Consolidated Financial Statements included in the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2019, 2020 and 2021. These amounts were not paid out or realized in the year indicated.
(6)	The amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect amounts paid to our NEOs under our non-equity incentive compensation plans based on the achievement of selected performance targets earned in the specified year and paid in the following year. Non-equity incentive compensation awards are calculated based on the applicable NEO’s base salary earnings before any deductions or deferrals, such as 401(k) contributions or deferred compensation plan contributions. Details regarding the calculation of these payments are included in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(7)	The amounts reported in the “All Other Compensation” column include 401(k) Plan Company match, income on premiums paid with respect to group term life insurance and parking fees paid.

With respect to Mr. Meaney, the amounts reported in the “All Other Compensation” column include payment for medical insurance in Switzerland. Also, during the years 2019-2021, Mr. Meaney’s spouse occasionally accompanied him on business related travel on private aircraft. There were no incremental costs associated with spousal travel on the Company’s aircraft during the years 2019-2021. The “Swiss Benefits” have been converted to U.S. dollars using the average exchange rate for each year (1 Swiss Franc to $1.0932 for 2021, 1 Swiss Franc to $1.0661 for 2020, and 1 Swiss Franc to $1.0083 for 2019; collectively, “the Swiss Exchange Rates”).

2022 PROXY STATEMENT	53

EXECUTIVE COMPENSATION

With respect to Mr. Cloutier, the amounts reported in the “All Other Compensation” column include costs of his assignment related benefits while in Switzerland and associated estimated tax equalization payments for tax liabilities during the years 2019-2021, all in connection with his appointment as Executive Vice President & GM, International in 2017 and in accordance with the Cloutier Letter (as defined below). As part of Mr. Cloutier’s tax equalization benefits, the Company makes payments to various tax authorities such that Mr. Cloutier’s tax liability is substantially the same as it would have been had he remained in the United States and not received any assignment-related benefits.

The charts below set forth a more detailed breakdown of “All Other Compensation” for 2021.

	WILLIAM L. MEANEY	BARRY HYTINEN	ERNEST CLOUTIER	DEIRDRE EVENS	JOHN TOMOVCSIK
401(k) Match	$8,700	$8,700	$6,635	$8,700	$8,452
Life Insurance	$360	$360	$360	$360	$360
Parking	$7,800	$6,240	$–	$6,240	$–
Swiss Benefits	$10,659	$–	$–	$–	$–
Swiss Medical Insurance	$29,968	$–	$–	$–	$–
International Assignment Costs(9)	$–	$–	$934,438	$–	$–
Total	$57,487	$15,300	$941,433	$15,300	$8,812
(8)	Mr. Meaney’s salary for each of 2019-2021 includes 100,000 Swiss Francs paid in accordance with the Swiss Employment Agreement, converted to U.S. dollars using the Swiss Exchange Rates.
(9)	Includes the following expatriate benefits in connection with Mr. Cloutier’s assignment in Switzerland: $695,655 in tax equalization amounts, $5,688 in tuition expenses, $87,710 in company-paid housing-related expenses, a $46,457 cost of living adjustment, $15,837 for medical insurance, $40,664 for relocation expenses for Mr. Cloutier and his family, $18,536 for car allowance and insurance and $23,891 for miscellaneous expenses related to his assignments (such as tax preparation, language training, immigration expenses, and other expenses).

54

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS FOR 2021

The following table sets forth certain information concerning the grants of plan-based awards to our NEOs during the year ended December 31, 2021. For a description of these awards, see the “Compensation Discussion and Analysis — 2021 Total Direct Compensation Components — Long-Term Incentives” section of this Proxy Statement.

NAMED		ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING	EXERCISE OR BASE PRICE OF OPTION	CLOSING MARKET PRICE ON THE DATE OF	GRANT DATE FAIR VALUE OF STOCK AND OPTION
EXECUTIVE OFFICER	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	OR UNITS (#)(3)	OPTIONS (#)(4)	AWARDS ($/SH)	GRANT ($)	AWARDS ($)
William L. Meaney	N/A	$–	$2,100,000	$4,397,400	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	3/1/2021	N/A	N/A	N/A	N/A	227,109	539,384	79,902	429,618	$34.73	N/A	$12,622,305
Barry Hytinen	N/A	$–	$797,500	$1,669,965	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	3/1/2021	N/A	N/A	N/A	–	31,672	75,221	32,680	N/A	N/A	N/A	$2,314,758
Ernest Cloutier	N/A	$–	$632,500	$1,324,455	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	3/1/2021	N/A	N/A	N/A	–	23,754	56,416	29,225	N/A	N/A	N/A	$1,899,821
Deirdre Evens	N/A	$–	$575,000	$1,204,050	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	3/1/2021	N/A	N/A	N/A	–	23,754	56,416	28,649	N/A	N/A	N/A	$1,879,817
John Tomovcsik	N/A	$–	$575,000	$1,204,050	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	3/1/2021	N/A	N/A	N/A	–	23,754	56,416	28,649	N/A	N/A	N/A	$1,879,817
(1)	The amounts reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column, sub-column “Threshold” and sub-column “Maximum,” reflect the minimum and maximum payment level of short-term incentive compensation for each of our NEOs, which is zero and 209.4% of target, respectively. Non-equity incentive plan awards actually paid by the Company for services rendered in 2021 are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(2)	The amounts reported in “Estimated Future Payouts Under Equity Incentive Plan Awards” column, sub-column “Maximum,” reflect that the PUs awarded in 2021 provide the potential to earn up to approximately 237.5% of target, as described under the “2021 Total Direct Compensation Components — Long-Term Incentives” heading in the Compensation Discussion and Analysis section of this Proxy Statement.
(3)	Each RSU award was granted under the 2014 Plan, and each RSU award vests in three substantially equal annual installments beginning on the first anniversary of the grant date. Each RSU award is settled in shares of Common Stock on each vesting date.
(4)	Each stock option award was granted under the 2014 Plan, and each stock option award vests in three substantially equal annual installments beginning on the first anniversary of the grant date.

2022 PROXY STATEMENT	55

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2021

The following table sets forth certain information with respect to outstanding equity awards held by our NEOs at December 31, 2021. The market value amounts reported in the Stock Awards columns heading were determined using the closing price per share of Common Stock on the NYSE on December 31, 2021 of $52.33.

	OPTION AWARDS					STOCK AWARDS
NAMED EXECUTIVE OFFICER	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS: EXERCISABLE (#)(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS: UNEXERCISABLE (#)(1)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED UNITS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET VALUE OF UNEARNED UNITS THAT HAVE NOT VESTED ($)
William L. Meaney	10,002	–		$29.99	1/7/2023	23,096	(5)	$1,208,614	127,029	(9)	$6,647,428
	273,184	–		$31.00	2/13/2024	51,036	(6)	$2,670,714	140,347	(10)	$7,344,359
	349,247	–		$48.54	2/19/2025	4,230	(7)	$221,356	11,632	(11)	$608,703
	829,506	–		$36.59	2/18/2026	79,902	(8)	$4,181,272	227,109	(12)	$11,884,614
	461,696	–		$37.00	2/16/2027
	342,228	–		$33.72	2/15/2028
	230,196	115,099	(1)	$35.72	2/20/2029
	174,591	349,182	(2)	$33.80	2/19/2030
	22,073	44,147	(3)	$29.55	3/9/2030
	–	429,618	(4)	$34.73	3/1/2031
Barry Hytinen						32,884	(13)	$1,720,820	27,662	(10)	$1,447,552
						32,883	(13)	$1,720,767	31,672	(12)	$1,657,396
						15,089	(6)	$789,607
						32,680	(8)	$1,710,144
Ernest Cloutier(14)						2,520	(5)	$131,872	13,857	(9)	$725,137
						13,314	(6)	$696,722	24,408	(10)	$1,277,271
						29,225	(8)	$1,529,344	23,754	(12)	$1,243,047
Deirdre Evens	29,639	–		$37.00	2/16/2027	2,380	(5)	$124,545	13,087	(9)	$684,843
	29,037	–		$33.72	2/15/2028	8,876	(6)	$464,481	16,272	(10)	$851,514
	23,716	11,859	(1)	$35.72	2/20/2029	28,649	(8)	$1,499,202	23,754	(12)	$1,243,047
John Tomovcsik	24,965	–		$38.83	2/19/2025	2,380	(5)	$124,545	13,087	(9)	$684,843
	–	11,859	(1)	$35.72	2/20/2029	8,876	(6)	$464,481	16,272	(10)	$851,514
						28,649	(8)	$1,499,202	23,754	(12)	$1,243,047
(1)	Options vested on February 20, 2022.
(2)	Options vest in two substantially equal installments on February 19, 2022 and February 19, 2023.
(3)	Options vest in two substantially equal installments on March 9, 2022 and March 9, 2023.
(4)	Options vest in three substantially equal installments on March 1, 2022, March 1, 2023 and March 1, 2024.
(5)	RSUs vested on February 20, 2022.
(6)	RSUs vest in two substantially equal installments on February 19, 2022 and February 19, 2023.
(7)	RSUs vest in two substantially equal installments on March 9, 2022 and March 9, 2023.
(8)	RSUs vest in three substantially equal installments on March 1, 2022, March 1, 2023 and March 1, 2024.
(9)	The number of PUs based on Revenue, New Product Exit Rate & ROIC awarded in 2019 included in the table reflects target performance. After the end of the 2021 fiscal year, the Company’s performance was determined resulting in an overall payout of 119.3% of target. The actual earned PUs vested in one installment on February 24, 2022.
(10)	The number of PUs based on Revenue, New Product Exit Rate & ROIC awarded in 2020 included in the table reflects target performance. The Company’s performance will be determined at the end of 2022. The number of TSR-Based PUs awarded in 2020 included in the table reflects target performance. Final TSR performance will be determined at the end of 2022. Earned PUs, if any, will vest in one installment on February 19, 2023.
(11)	The number of PUs based on Revenue, New Product Exit Rate & ROIC awarded in 2020 included in the table reflects target performance. The Company’s performance will be determined at the end of 2022. The number of TSR-Based PUs awarded in 2020 included in the table reflects target performance. Final TSR performance will be determined at the end of 2022. Earned PUs, if any, will vest in one installment on March 9, 2023.
(12)	The number of PUs based on Revenue, New Product Exit Rate & ROIC awarded in 2021 included in the table reflects target performance. The Company’s performance will be determined at the end of 2023. The number of TSR-Based PUs awarded in 2021 included in the table reflects target performance. Final TSR performance will be determined at the end of 2023. Earned PUs, if any, will vest in one installment on March 1, 2024.
(13)	RSUs vest in two substantially equal installments on January 2, 2022 and January 2, 2023.
(14)	Mr. Cloutier is subject to Severance Plan No. 1 and the applicable provisions regarding vesting and forfeitures of option awards and stock awards as of December 31, 2021 as a result of the termination of his employment.

56

EXECUTIVE COMPENSATION

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR END FOR 2021

	OPTION AWARDS		STOCK AWARDS
NAMED EXECUTIVE OFFICER	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
William L. Meaney	N/A	N/A	104,712	$3,462,504
Barry Hytinen	N/A	N/A	23,985	$713,890
Ernest Cloutier	115,387	$595,457	14,083	$460,570
Deirdre Evens	71,528	$1,518,129	11,396	$373,617
John Tomovcsik	130,686	$1,732,173	11,396	$373,617
(1)	Includes the payout of accrued cash dividend equivalents.

NON-QUALIFIED DEFERRED COMPENSATION FOR 2021

EXECUTIVE DEFERRED COMPENSATION

The Company provides certain of its highly compensated employees in the United States, including our NEOs, with the opportunity to defer between 5% and 100% of any 2021 non-equity incentive compensation and/or up to between 5% and 50% of base salary through the Executive Deferred Compensation Plan (the “EDCP”). This benefit is offered to these employees in part because they are limited by the Code and applicable nondiscrimination testing rules in the amount of 401(k) contributions they can make under the Company’s 401(k) Plan. Deferral elections and elections relating to the timing of payments are made prior to the period in which the salary and/or incentive compensation bonuses are earned. The Company does not contribute any matching, profit sharing or other funds to the EDCP for any employee. Participants in the EDCP can elect to invest their deferrals in funds that mirror, as closely as possible, the investment options available under the Company’s 401(k) Plan. The EDCP does not pay any above market rates and is administered by the Compensation Committee.

Participants may elect to receive benefits when they separate from service or on a specified date in the future. Benefits are distributed either in a lump sum or in five or 10 annual payments. Participants may choose from an array of investment options that generally mirror the investment options available in the 401(k) plan. While the assets are held in a Rabbi Trust, the responsibility to pay benefits are unfunded and unsecured obligations of the Company.

Ms. Evens is the only NEO who participated in the EDCP during the year ended December 31, 2021.

NAMED EXECUTIVE OFFICER	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS IN LAST FY ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS IN LAST FY ($)	AGGREGATE BALANCE AT LAST YE ($)(1)
Deirdre Evens	$406,224	N/A	$87,998	N/A	$978,364
(1)	Deferred compensation accounts are deemed invested in mutual funds managed by third party administrators.

2022 PROXY STATEMENT	57

EXECUTIVE COMPENSATION

EMPLOYMENT AGREEMENTS

WILLIAM L. MEANEY

In connection with his appointment as CEO, the Company entered into an offer letter with Mr. Meaney dated November 30, 2012 (the “CEO Offer Letter”). In addition to standard TDC elements (salary and short and long-term incentives), the CEO Offer Letter includes the following provisions:

▲	Mr. Meaney’s employment with the Company is on an at-will basis;
▲	The Company agreed to pay Mr. Meaney a portion of his salary in Swiss Francs because Mr. Meaney is a Swiss citizen and, as a result of his responsibilities associated with the significant international focus of the Company, he works a portion of his time in Switzerland;
▲	The Company agreed to reimburse Mr. Meaney for the cost of his Swiss medical insurance; and
▲	Mr. Meaney is eligible for the Iron Mountain Companies Severance Plan and Severance Program No. 2 (the “CEO Severance Program”) as described under the “Termination and Change in Control Arrangements” heading below.

In December 2013, in order to implement the Swiss Franc salary payments agreed to in the CEO Offer Letter, and due to the customary nature of such agreements in Switzerland, a Swiss subsidiary of the Company entered into an employment agreement with Mr. Meaney (the “Swiss Employment Agreement”). As required by Swiss law, the Company, or one of its Swiss subsidiaries, funds certain benefits on Mr. Meaney’s behalf in connection with his Swiss employment, including an occupational benefit plan and occupational accident insurance. The Company’s contribution levels reflect amounts required by Swiss law and are quantified in the Summary Compensation Table. The Swiss Employment Agreement has no fixed term and is terminable by either party following a one-month notice period (except for certain acts identified by Swiss law).

We do not have any agreements with Mr. Meaney or any other executive that provide for excise tax gross-up payments in connection with a change in control.

BARRY HYTINEN

In connection with his appointment as EVP & Chief Financial Officer of the Company, effective January 1, 2020, the Company entered into a letter agreement with Mr. Hytinen, dated November 25, 2019 (the “Hytinen Letter”). In addition to standard TDC elements (salary and short and long-term incentives), the Hytinen Letter includes the following provisions:

▲	Annual base salary of $725,000;
▲	Signing bonus of $1,000,000, which is repayable if Mr. Hytinen leave the Company under certain circumstances within 18 months;
▲	Target annual performance-based cash bonus of 110% of base salary;
▲	Two sign-on restricted stock unit awards, with initial target values of $1,500,000 and $1,000,000, vesting ratably over three and two years, respectively. These grants were made to replace forfeited compensation from his former employer; and
▲	Relocation benefits to assist with his relocation to the greater Boston area.

ERNEST CLOUTIER

Mr. Cloutier was initially appointed as EVP & GM, International, of the Company in April 2017, and, in connection therewith, the Company entered into a letter agreement with Mr. Cloutier, dated March 27, 2017 (the “Cloutier Letter”) confirming the terms of Mr. Cloutier’s international assignment. In July 2017, Mr. Cloutier relocated to Switzerland. In November 2019, Mr. Cloutier was appointed as Executive Vice President and General Manager, Global Records and Information Management, and Mr. Cloutier’s international assignment ended in July 2021. On August 6, 2021, the Company and Mr. Cloutier entered into a separation agreement, pursuant to which, as of October 1, 2021, the Company transitioned Mr. Cloutier out of his role as General Manager, Global Records and Information Management, and Mr. Cloutier’s employment was involuntarily terminated as of December 31, 2021. The separation agreement provides the severance benefits as defined by the Company’s Severance Program No. 1, which is part of The Iron Mountain Companies Severance Plan (which itself is part of The Iron Mountain Companies Welfare Plan) and which are more fully described under “Compensation Discussion and Analysis—Components of Compensation—Termination and Change in Control Arrangements—Separation Agreement with Ernest Cloutier” below.

58

EXECUTIVE COMPENSATION

TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

The Company maintains various contracts and agreements that require payments to each NEO in connection with (1) any termination of such NEO, (2) a change in control of the Company, or (3) a change in such NEO’s responsibilities. This section describes the benefits that may become payable to our NEOs in connection with a termination of their employment with the Company and/or a change in control of the Company under arrangements in effect on December 31, 2021.

EQUITY TREATMENT AT RETIREMENT

Upon an employee’s retirement on or after attaining age 58, if the sum of (i) the age at retirement plus (ii) years of service at the Company totals at least 70, then such employee will be entitled to continued vesting of any outstanding equity awards. If retirement occurs on or after July 1 in any year, equity award recipients are entitled to full vesting of time-vested stock options and time-vested RSUs granted in that year and prior years. These awards will continue vesting on the original vesting schedule, and the options would remain exercisable up to the original term of the stock option award. PUs will continue to vest and be delivered in accordance with the original vesting schedule of the applicable PU award and remain subject to the same performance conditions.

Prior to February 20, 2019, PU awards made to executives, including our NEOs, and other employees who subsequently terminate their employment (i) during the applicable performance period, (ii) after attaining age 55 and (iii) after completing ten years of employment with the Company, are eligible for pro-rated vesting based on the number of full years completed following the grant date, although the shares underlying the PU award will, nevertheless, be delivered in accordance with the original vesting schedule of the applicable PU award and remain subject to the same performance conditions.

EQUITY TREATMENT IN CONNECTION WITH TERMINATION OR A CHANGE OF CONTROL

All unvested stock options and other equity awards granted under the 2002 Plan or the 2014 Plan vest immediately should an employee terminate his or her own employment for “good reason” or be terminated by the Company in connection with a “vesting change in control,” as such terms are defined in the 2002 Plan and 2014 Plan, within 14 days prior or 12 months after such vesting change of control. This provision applies to all outstanding options and unvested RSUs or PUs held by employees of the Company, including our NEOs.

CEO SEVERANCE PROGRAM

As provided for in the CEO Offer Letter, Mr. Meaney is a participant in the CEO Severance Program No. 2. Mr. Meaney is entitled to the benefits under the CEO Severance Program No. 2 in the event of a “qualifying termination,” which is generally defined as the termination of an eligible employee’s employment without “cause” or termination by the eligible employee for “good reason.” “Cause” is generally defined in the CEO Severance Program No. 2 as any of: (1) fraud, embezzlement or theft against the Company; (2) being convicted of, or pleading guilty or no contest to, a felony; (3) breach of a fiduciary duty owed to the Company; (4) material breach of any material policy of the Company; (5) willful failure to perform material assigned duties (other than by reason of illness); or (6) committing an act of gross negligence, engaging in willful misconduct or otherwise acting with willful disregard for the best interests of the Company. “Good reason” in the CEO Severance Program means that the Company has, without Mr. Meaney’s consent: (1) materially diminished the sum of his base compensation plus target nonequity incentive compensation; (2) required Mr. Meaney to be based at an office or primary work location that is greater than 50 miles from Boston, Massachusetts; (3) materially diminished Mr. Meaney’s authority and/or responsibilities and/or assigned Mr. Meaney to duties and responsibilities that are generally inconsistent with his position with Iron Mountain prior to the change; (4) ceased to have Mr. Meaney report directly to the Board; or (5) materially breached the CEO Severance Program No. 2 or the CEO Offer Letter.

In the event of a qualifying termination under the CEO Severance Program No. 2, Mr. Meaney is entitled to certain severance benefits, including: (1) cash compensation consisting of (a) the sum of one year’s base salary, (b) a bonus payment equal to the annual target performance-based cash bonus for the year of termination, and (c) a pro-rated bonus in the year of termination; (2) one year of group health benefit continuation, and (3) 12 months outplacement. Mr. Meaney does not receive equity acceleration benefits under the CEO Severance Program No. 2.

In accordance with the CEO Severance Program No. 2, if Mr. Meaney’s termination is in connection with a change in control, he will be eligible for two years’ base salary and target bonus (rather than one year) and 18 months of group health benefit continuation (rather than 12 months), and the other benefits he would otherwise be entitled to remain unchanged. The CEO Severance Program No. 2 also modifies the determination of a Vesting Change in Control where termination following a Change in Control is directed by a third party, within 90 days prior to the Change in Control (rather than 14 days) or within two years following the Change in Control (rather than 12 months).

2022 PROXY STATEMENT	59

EXECUTIVE COMPENSATION

NEO SEVERANCE PROGRAM

Messrs. Hytinen, Cloutier and Tomovcsik and Ms. Evens are entitled to the benefits under the Severance Program No. 1 in the event of a “qualifying termination,” which is generally defined as the termination of an eligible employee’s employment without “cause” or termination by the eligible employee for “good reason.” The definition of “cause” for the purposes of the Severance Program No. 1 is substantially the same as the definition of “cause” in the CEO Severance Program No. 2, as described above. The definition of “good reason” in the Severance Program No. 1 is substantially the same as “good reason” under the 2002 Plan and the 2014 Plan with an additional component that could result in an acceleration if the eligible employee were to terminate his or her employment within 14 days prior to or 12 months after a vesting change of control. The additional component is a material diminution in the responsibilities or title or position with the Company and/or the assignment of duties and responsibilities that are generally inconsistent with such eligible employee’s position with the Company immediately prior to the vesting change in control.

In the event of a qualifying termination under the Severance Program No. 1, the eligible employee is entitled to certain severance benefits paid in equal installments over the Severance Period, including: (1) cash compensation consisting of one year’s base salary and a bonus payment generally equal to the annual target bonus for the eligible employee for the year of termination multiplied by such employee’s average payout percentage over the prior three years; (2) the Company’s payment of (a) the employer share of the cost of medical and dental coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) coverage until the earlier of (i) the first anniversary of such employee’s termination and (ii) the date on which COBRA coverage ends and (b) outplacement services for 12 months following termination; (3) accelerated vesting of outstanding RSUs and stock options scheduled to vest within 12 months following termination; and (4) pro-rated vesting of outstanding PUs based on actual performance using the following schedule and payable at the original vesting date, if earned as calculated at the end of the performance period:

▲	PUs outstanding for less than 12 months—33% vested
▲	PUs outstanding between 12 and 24 months—67% vested
▲	PUs outstanding 24 months or longer—100%

GENERAL

It is a condition to receipt of severance benefits under each of (1) the CEO Severance Program No. 2 and (2) the Severance Program No. 1 that the employee receiving severance benefits under such program or agreement execute, deliver and not revoke a separation and release agreement and a confidentiality and non-competition agreement. The receipt of the employer share of the cost of medical and dental coverage under COBRA is conditioned on the employee not being in breach of either of the separation and release agreement or the confidentiality and non-competition agreement.

SEPARATION AGREEMENT WITH ERNEST CLOUTIER

On August 6, 2021, the Company and Mr. Cloutier entered into a separation agreement where he received separation benefits consistent with a termination without cause under his employment agreement. Mr. Cloutier’s employment was involuntarily terminated as of December 31, 2021. The separation agreement provides the severance benefits as defined in Severance Program No. 1. In addition, as a result of Mr. Cloutier’s previous international assignment, and consistent with the terms of the Cloutier Letter, the Company will provide certain tax support and equalization benefits. Specifically, the Company will provide up to $20,000 per year for tax preparation in connection with tax filings for calendar years 2021 and 2022, and the Company will remain responsible for all reasonable tax equalization costs incurred as a result of Mr. Cloutier’s previous international assignment.

60

EXECUTIVE COMPENSATION

ESTIMATED BENEFITS UPON A QUALIFYING TERMINATION UNDER THE APPLICABLE SEVERANCE PROGRAM

The table below reflects the amount of compensation that would be paid to each NEO in the event of a qualifying termination under the CEO Severance Program No. 2 (in the case of Mr. Meaney) or the Severance Program No. 1 (in the case of the other NEOs). The amounts shown assume that such termination was effective as of December 31, 2021.

NAMED EXECUTIVE OFFICER	CASH SEVERANCE ($)	CONTINUATION OF BENEFITS AND OUTPLACEMENT SERVICES ($)	ACCELERATION OF UNVESTED OPTIONS, RSUS AND PUS ($)(1)	TOTAL ($)
William L. Meaney	$5,400,000	$63,302	N/A	$5,463,302
Barry Hytinen	$1,514,525	$63,302	$4,497,308	$6,075,135
Ernest Cloutier(2)	$1,232,800	$65,393	$3,408,507	$4,706,700
Deirdre Evens	$1,115,500	$56,470	$2,973,780	$4,145,750
John Tomovcsik	$1,163,417	$65,393	$2,973,780	$4,202,590
(1)	These amounts are based on a price per share of our Common Stock of $52.33, the closing price per share of Common Stock on the NYSE on December 31, 2021, and reflect the value of earned PUs for the PUs which were granted in 2019 and the value of PUs that would be earned if the Company achieved target performance for PUs granted after 2019.
(2)	On August 6, 2021, the Company and Mr. Ernest Cloutier entered into a separation agreement, pursuant to which Mr. Cloutier’s employment was involuntarily terminated as of December 31, 2021. The separation agreement provides the severance benefits as defined in the Company’s Severance Program No. 1.

ESTIMATED BENEFITS UPON A QUALIFYING TERMINATION UNDER THE APPLICABLE SEVERANCE PROGRAM IN CONNECTION WITH A CHANGE IN CONTROL

The table below reflects the amount of compensation that would be paid to each NEO in the event of termination of employment upon a qualifying termination under the CEO Severance Program No. 2 (in the case of Mr. Meaney) or the Severance Program No. 1 (in the case of Ms. Evens and Messrs. Cloutier, Hytinen and Tomovcsik). The amounts shown assume that such termination was effective as of December 31, 2021.

NAMED EXECUTIVE OFFICER	CASH SEVERANCE ($)	CONTINUATION OF BENEFITS AND OUTPLACEMENT SERVICES ($)	ACCELERATION OF UNVESTED OPTIONS, RSUS AND PUS ($)(1)	TOTAL ($)
William L. Meaney	$8,700,000	$74,953	$54,698,304	$63,473,257
Barry Hytinen	$1,514,525	$63,302	$9,635,521	$11,213,348
Ernest Cloutier(2)	$1,232,800	$65,393	$6,238,846	$7,537,039
Deirdre Evens	$1,115,500	$56,470	$5,426,798	$6,598,768
John Tomovcsik	$1,163,417	$65,393	$5,426,798	$6,655,608
(1)	These amounts are based on a price per share of our Common Stock of $52.33, the closing price per share of Common Stock on the NYSE on December 31, 2021, and reflect the value of earned PUs for the PUs which were granted in 2019 and the value of PUs that would be earned if the Company achieved target performance for PUs granted after 2019.
(2)	On August 6, 2021, the Company and Mr. Ernest Cloutier entered into a separation agreement, pursuant to which Mr. Cloutier’s employment was involuntarily terminated as of December 31, 2021. The separation agreement provides the severance benefits as defined in the Company’s Severance Program No. 1.

2022 PROXY STATEMENT	61

EXECUTIVE COMPENSATION

MEDIAN EMPLOYEE TO CEO PAY RATIO

As required by Item 402(u) of Regulation S-K, we are providing the following information about the ratio of compensation provided to Mr. Meaney, our President and CEO, to the annual total compensation of the Company’s median employee. The Company identified the median employee as of December 31, 2020 and there have been no material changes in the Company’s employee population or employee compensation arranges that the Company reasonably believes would result in a significant change to our pay ratio disclosure; therefore, we used the median employee identified as of December 31, 2020 to complete the 2021 calculation for the year ended December 31, 2021:

▲	The median employee’s annual total compensation was $41,600;
▲	The annual total compensation of our CEO was $17,065,999; and
▲	Based on this information, the ratio of the annual total compensation of our CEO to the median employee is estimated to be 410 to 1.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify our median employee, we began by considering each individual employed by us worldwide on the determination date, except that we excluded approximately 1,195 employees located outside the United States as permitted by the de minimis exception within the SEC rules. Based on the de minimis exception, we excluded all individuals located in six (6) countries, which constituted approximately 4.98% of the 24,004 total individuals that we employed globally as of December 31, 2020. The excluded countries and the number of our employees in each excluded country are as follows as of December 31, 2020: India (1,029), Ukraine (64), Indonesia (45), Kazakhstan (31), Belarus (21), and Armenia (5).

For purposes of identifying the median employee from our employee population (other than those we excluded by reason of the de minimis exception), we considered base salary and base wages, as compiled from our payroll and employment records. We selected base salary and base wages to identify the median employee because these components represent the principal form of compensation delivered to all of our employees other than our CEO and this information is readily available across our workforce. Compensation paid in foreign currencies was converted to U.S. dollars based on the average of each month’s average exchange rate in 2021.

We aggregated all of the elements of that employee’s compensation for 2021 in the same way that we calculate the annual total compensation of our NEOs in the Summary Compensation Table, except that the CEO’s and median employee’s annual total compensation includes Company-paid healthcare benefit amounts of $19,881 and $212, respectively. This amount for the CEO is not included in the Summary Compensation Table because the SEC allows companies to exclude items related to Company-paid healthcare benefits, which are available generally to all salaried employees of the Company. To calculate our ratio, we divided the CEO’s annual total compensation by the median employee’s annual total compensation. We believe this ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

ADDITIONAL INFORMATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee was, during 2021, an officer or employee of the Company or was formerly an officer of the Company or had any relationship requiring disclosure by us under Item 404 of Regulation S-K of the Exchange Act. Please refer to “Certain Relationships and Related Party Transactions,” above, for additional information. None of our executive officers served as a member of the compensation committee (or its equivalent) of another entity or as a director of another entity, one of whose executive officers served on our Compensation Committee. None of our executive officers served as a member of the compensation committee (or its equivalent) of another entity, one of whose executive officers served as one of our directors.

62

AUDIT MATTERS

PROPOSAL 3	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP.

Subject to ratification by the stockholders, the Audit Committee has appointed the firm of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2022.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors for the purpose of preparing or issuing audit reports or performing other audit reviews or attest services. Our independent auditors report directly to the Audit Committee, and the Audit Committee has executive sessions with the independent auditors at each regularly scheduled Audit Committee meeting.

The Audit Committee evaluates the performance of the Company’s independent auditors each year and determines whether to reengage the current independent auditors or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors and the auditors’ technical expertise and knowledge of the Company’s operations and industry. In accordance with the Audit Committee charter, the Audit Committee also evaluates the independence of the independent auditors and discusses with the auditor its independence from the Company and its management. The Audit Committee also oversees compliance with the mandated five-year rotation of the independent auditors’ lead engagement partner and reviews and evaluates the lead audit partner, and the chair of the Audit Committee is directly involved in the selection of any new lead engagement partner.

Based on this evaluation, the Audit Committee has appointed Deloitte & Touche LLP to serve as independent registered auditors for the year ending December 31, 2022. Deloitte & Touche LLP has served as the Company’s independent auditors since 2003 and is considered by management and the Audit Committee to be well qualified. Further, the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the independent registered public accounting firm is in the best interests of the Company and its stockholders.

The Audit Committee has determined to submit its appointment of the independent auditors to the Company’s stockholders for ratification. This vote will ratify prior action by the Audit Committee and will not be binding upon the Audit Committee. However, the Audit Committee may reconsider its prior appointment of the independent auditors or consider the results of this vote when it determines to appoint the Company’s independent auditors in the future.

The Audit Committee oversees and is ultimately responsible for the outcome of audit fee negotiations associated with the Company’s retention of its independent auditors. The fees we paid to Deloitte & Touche LLP in 2021 are shown in the table appearing on page 64 of this Proxy Statement.

Representatives of Deloitte & Touche LLP are expected to be present at the virtual Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

If the stockholders do not ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, the appointment of accountants will be reconsidered by the Audit Committee.

REQUIRED VOTE

The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the current fiscal year. For purposes of determining the number of votes cast, only those cast “For” or “Against” are included.

2022 PROXY STATEMENT	63

AUDIT MATTERS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company has submitted the appointment of the Company’s independent registered public accounting firm to a stockholder vote, as set forth in Proposal 3 of this Proxy Statement.

The Audit Committee has established policies and procedures that are intended to control the services provided by our independent registered public accounting firm and to monitor its continuing independence. Under these policies, no audit or non-audit services may be undertaken by our independent registered public accounting firm unless the engagement is specifically pre-approved by the Audit Committee. The Audit Committee may delegate to one or more members the authority to grant the pre-approvals required by its policies and procedures. The decisions of any member to whom authority is delegated to pre-approve an activity under this paragraph must be presented to the full Audit Committee at each of its scheduled meetings.

The fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) to us for the fiscal years ended December 31, 2020 and December 31, 2021 were as follows:

	FY 2020	FY 2021
Audit Fees(1)	$5,452,000	$5,386,000
Tax Fees(2)	1,314,000	1,233,000
All Other Fees(3)	–	362,000
Deloitte & Touche LLP Total Fees	$6,766,000	$6,981,000

(1)	Audit Fees consist of fees billed for professional services rendered by the independent registered public accounting firm for the audit of the Company’s annual consolidated financial statements, audit of the internal controls over financial reporting, and reviews of the consolidated financial statements included the Company’s Quarterly Reports on Form 10-Q. Audit Fees also consist of services that are normally provided by the independent registered public accounting firm in connection with statutory audits and regulatory filings, review of documents filed with the SEC, and providing consents in connection with SEC filings and comfort letters in connection with offerings of registered and unregistered securities.
(2)	Tax Fees include tax compliance work, consulting and other tax planning matters.
(3)	All Other Fees consist of fees for permissible advisory services performed by Deloitte that do not meet the above category descriptions.

The Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, the Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers.

The total fees billed to us from Deloitte for services in 2020 and 2021 are set forth above. All the services provided by Deloitte described above were pre-approved by our Audit Committee. The Audit Committee approved the engagement of Deloitte to provide non-audit services because they determined that Deloitte’s providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, quicker and at a lower cost than we could obtain these services from other providers.

64

AUDIT MATTERS

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes.

The Audit Committee has reviewed and discussed with the independent registered public accounting firm and management the plan and results of the auditing engagement and the audited financial statements for the year ended December 31, 2021. The Audit Committee has reviewed with management the scope and nature of the Company’s internal controls and has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications With Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm its independence from the Company and its management. The Audit Committee considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the independent registered public accounting firm’s independence and concluded that it was acceptable at this time.

The Audit Committee has reported to the Board its activities, conclusions and recommendations. Specifically, in reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 24, 2022. The Audit Committee has approved the reappointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

AUDIT COMMITTEE

Walter C. Rakowich, Chair

Jennifer Allerton

Clarke H. Bailey

Kent P. Dauten

Wendy J. Murdock

2022 PROXY STATEMENT	65

INFORMATION ABOUT STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of Common Stock by: (1) each director and nominee for director; (2) the NEOs; (3) all directors and Executive Officers of the Company as a group; and (4) each stockholder known by us to be the beneficial owner of more than 5% of the Common Stock. Such information is presented as of March 1, 2022, except as otherwise noted.

	AMOUNT OF BENEFICIAL OWNERSHIP(1)
NAME AND ADDRESSES(2)	SHARES	VESTED OPTIONS	PERCENT OWNED
DIRECTORS:
Jennifer Allerton	12,812	–	*
Pamela M. Arway	29,215	–	*
Clarke H. Bailey(3)	176,412	–	*
Kent P. Dauten	1,520,417	–	*
Monte Ford	18,944	–	*
Robin L. Matlock(4)	15,610	–	*
William L. Meaney(5)	294,874	3,147,692	1%
Wendy J. Murdock	31,644	–	*
Walter C. Rakowich	29,927	–	*
Doyle R. Simons(6)	–	–	*
Alfred J. Verrecchia(7)	16,643	–	*
NAMED EXECUTIVE OFFICERS:
Barry Hytinen	44,094	–	*
Ernest W. Cloutier	64,803	–	*
Deirdre Evens	70,345	94,251	*
John Tomovcsik	62,218	36,824	*
All directors and Executive Officers as a group(8)	2,507,048	3,517,827	2.1%
FIVE PERCENT STOCKHOLDERS:
The Vanguard Group(9)	48,432,157	–	16.73%
Capital World Investors(10)	32,713,760	–	11.3%
Blackrock Inc.(11)	22,998,096	–	7.9%

*	Less than 1%
(1)	Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)	Unless specified otherwise, the address of each of our directors, nominees for director and NEOs is c/o Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110.
(3)	Includes 12,409 shares of Common Stock held by the Clarke H. Bailey GST Trust for the benefit of Trent S. Bailey and 12,409 shares of Common Stock held by the Clarke H. Bailey GST Trust for the benefit of Turner H. Bailey. Does not include the 66,349 vested Phantom Shares previously reported on Forms 4 filed with the SEC as of March 1, 2022. Shares of phantom stock (“Phantom Shares”) have been acquired pursuant to the DDCP, and each Phantom Share is the economic equivalent of one share of Common Stock. Phantom Shares will become payable in Common Stock on various dates selected by Mr. Bailey or as otherwise provided in the DDCP.
(4)	Does not include the 4,258 vested Phantom Shares previously reported on Forms 4 filed with the SEC as of March 1, 2022. Phantom Shares will become payable in Common Stock on various dates selected by Ms. Matlock or as otherwise provided in the DDCP.

66

INFORMATION ABOUT STOCK OWNERSHIP

(5)	Includes 2,115 RSUs that will vest within 60 days of March 1, 2022. Each RSU represents a contingent right to receive one share of Common Stock.
(6)	Does not include the 21,958 vested Phantom Shares previously reported on Forms 4 filed with the SEC as of March 1, 2022. Phantom Shares will become payable in Common Stock on various dates selected by Mr. Simons or as otherwise provided in the DDCP.
(7)	Does not include the 65,953 vested Phantom Shares previously reported on Forms 4 filed with the SEC as of March 1, 2022. Phantom Shares will become payable in Common Stock on various dates selected by Mr. Verrecchia or as otherwise provided in the DDCP.
(8)	Includes 8,937 RSUs granted to directors and Executive Officers that will vest within 60 days of March 1, 2022. Includes 5,596 PUs granted to directors and Executive Officers that will vest within 60 days of March 1, 2022. Does not include the 158,518 vested Phantom Shares previously reported by directors on Forms 4 filed with the SEC as of March 1, 2022.
(9)	This information is as of December 31, 2021 and is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2022 (the “Vanguard Group Schedule 13G”). In accordance with the disclosures set forth in The Vanguard Group Schedule 13G, The Vanguard Group reports sole voting power over 0 shares of Common Stock and sole dispositive power over 47,250,532 shares of Common Stock. The percent owned is based on the calculation provided by The Vanguard Group in The Vanguard Group Schedule 13G. Based on the information provided in The Vanguard Group Schedule 13G, the address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(10)	This information is as of December 31, 2021 and is based solely on a Schedule 13G/A filed by Capital World Investors with the SEC on February 11, 2022 (the “Capital World Investors Schedule 13G/A”). In accordance with the disclosures set forth in the Capital World Investors Schedule 13G/A, Capital World Investors reports sole voting power and sole dispositive power over 32,713,760 shares of Common Stock. The percent owned is based on the calculation provided by Capital World Investors in the Capital World Investors Schedule 13G/A. Based on the information provided in the Capital World Investors Schedule 13G/A, the address of Capital World Investors is 333 South Hope Street, 55th Fl, Los Angeles, California 90071.
(11)	This information is as of December 31, 2021 and is based solely on a Schedule 13G/A filed by Blackrock, Inc. with the SEC on February 1, 2022 (the “Blackrock Schedule 13G”). In accordance with the disclosures set forth in the Blackrock Schedule 13G, Blackrock, Inc. reports sole voting power over 20,366,834 shares of Common Stock and sole dispositive power over 22,998,096 shares of Common Stock. The percent owned is based on the calculation provided by Blackrock, Inc. in the Blackrock Schedule 13G. Based on the information provided in the Blackrock Schedule 13G, the address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

2022 PROXY STATEMENT	67

INFORMATION ABOUT STOCK OWNERSHIP

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that the Company’s executive officers, other Section 16 reporting officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, other Section 16 reporting officers, directors and 10% stockholders are also required by SEC rules to furnish to the Company copies of all Section 16(a) reports that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5, the Company believes that, during the fiscal year ended December 31, 2021, the Company’s executive officers, other Section 16 reporting officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to such persons.

EQUITY COMPENSATION PLAN INFORMATION

The following provides certain equity compensation plan information with respect to all of our equity compensation plans in effect as of December 31, 2021:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OR SETTLEMENT OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED AVERAGE EXERCISE OR SETTLEMENT PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN FIRST COLUMN)
Equity compensation plans approved by security holders	5,959,497	(1)	$ 36.08	(2)	10,159,746	(3)
Equity compensation plans not approved by security holders	0		0		0
TOTAL	5,959,497		$ 36.08		10,159,746

(1)	Includes: (i) 4,224,073 stock options granted under the Iron Mountain Incorporated 1995 Stock Incentive Plan, the 2002 Plan and the 2014 Plan; (ii) 1,403,633 shares of Common Stock that may be issued upon settlement of outstanding RSUs granted under the 2002 Plan and the 2014 Plan; and (iii) 331,791 shares of Common Stock that may be issued upon settlement of outstanding PUs granted under the 2002 Plan and the 2014 Plan. Each PU represents a contingent right to receive one share of Common Stock.
(2)	Weighted average exercise price is calculated inclusive of stock options, RSUs and PUs. For RSUs and PUs, the weighted average exercise price is calculated as the weighted average grant date fair value. If calculated solely for stock options that have an exercise price, the weighted average exercise price of outstanding options at December 31, 2021 is $36.06 per share.
(3)	Includes the 2014 Plan and the 2013 ESPP.

68

OTHER MATTERS

OTHER MATTERS BROUGHT BEFORE THE MEETING

The Board is not aware of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

ADDITIONAL DOCUMENTATION

The Company will furnish without charge to any stockholder, upon written or oral request, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Requests for such documents should be addressed to Corporate Secretary, Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110, telephone number (617) 535-4766.

2022 PROXY STATEMENT	69

IRON MOUNTAIN EXECUTIVE OFFICERS

The Board annually elects the officers of the Company. Each officer serves at the discretion of the Board. There are no family relationships between or among any of the Company’s officers or directors.

The following are our executive officers who are not director nominees (“Executive Officers”), their ages, their positions and offices held with the Company and certain biographical information, all as of March 31, 2022.

NAME	AGE	PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE DURING THE PAST FIVE YEARS
Deirdre Evens	58	Ms. Evens was appointed executive vice president and general manager, asset lifecycle management in December 2021. Prior to this role, Ms. Evens served as executive vice president and North America general manager, records & information management from July 2018 to December 2021. Prior to this role, Ms. Evens served as executive vice president and chief of operations from February 2018 to July 2018. From July 2015 to February 2018, Ms. Evens served as executive vice president, chief people officer. Prior to joining the Company, Ms. Evens served as executive vice president of human resources at Clean Harbors, Inc. (“Clean Harbors”), from September 2011 to July 2015. From June 2008 to September 2011, Ms. Evens served as executive vice president of sales and marketing at Clean Harbors. Ms. Evens currently serves on the board of directors of Regency Centers Corporation, a publicly held REIT. Ms. Evens holds a bachelor’s degree in mechanical engineering from Cornell University.
Edward E. Greene	59	Mr. Greene was appointed executive vice president, chief human resources officer in December 2020. Prior to joining the Company, Mr. Greene served as the senior advisor to Surfside Capital Advisors from January 2019 to November 2020. Prior to his role at Surfside Capital Advisors, Mr. Greene served as the chief human resources officer at Factset Research Systems, a financial data and software company, from June 2015 to November 2018. Mr. Greene currently serves on the advisory board of Eastern Bankshares, Inc., a publicly held financial and banking services company. Mr. Greene holds a bachelor’s degree from Tufts University and a juris doctor from the University of Virginia School of Law.
Barry Hytinen	47	Mr. Hytinen was appointed executive vice president and chief financial officer in January 2020. Prior to this role, Mr. Hytinen served as executive vice president and chief financial officer of Hanesbrands Inc., a publicly held American clothing company, from October 2017 to December 2019. Prior to his role at Hanesbrands Inc., Mr. Hytinen served as executive vice president and chief financial officer of Tempur Sealy International, Inc. (“Tempur Sealy”), a publicly held American manufacturer of mattresses and bedding products, from July 2015 to October 2017. He served as executive vice president finance and corporate development at Tempur Sealy from July 2014 to July 2015. Mr. Hytinen holds bachelor’s degrees in finance and political science from Syracuse University and a master’s degree in business administration from Harvard University.
Mark Kidd	42	Mr. Kidd was appointed executive vice president and general manager, data centers, in February 2019. Prior to this role, Mr. Kidd served as senior vice president and general manager, data centers from April 2013 to February 2019. Mr. Kidd served as senior vice president, enterprise strategy from January 2010 to April 2013. Mr. Kidd served in various other positions with the Company in corporate strategy, portfolio and capital management from September 2003 to January 2010. Prior to joining the Company, Mr. Kidd worked in investment banking at Thomas Weisel Partners. Mr. Kidd holds a bachelor’s degree in economics from Harvard University.
Deborah Marson	68	Ms. Marson was appointed executive vice president, general counsel and secretary in December 2016. Ms. Marson served as senior vice president and deputy general counsel from March 2012 to December 2016. Ms. Marson joined the Company as vice president of commercial contracts for North America in November 2009. Prior to joining the Company, Ms. Marson spent 27 years with The Gillette Company, where she most recently served as deputy general counsel. Ms. Marson holds a bachelor’s degree in political science from Colby College and a juris doctor from Suffolk University Law School.
Greg McIntosh	49	Mr. McIntosh was appointed executive vice president, general manager, global records and information management in October 2021. Prior to this role, Mr. McIntosh was appointed executive vice president and chief commercial officer from December 2019 to September 2021 and was appointed executive vice president, strategic accounts in March 2019 to December 2019. Prior to these roles, Mr. McIntosh served as senior vice president, consumer storage from December 2017 to March 2019 and senior vice president, innovation and product management from December 2016 to December 2017. Mr. McIntosh joined the Company as senior vice president, general manager of Canada in May 2014. Prior to joining the Company, Mr. McIntosh spent 14 years in the financial services technology industry with Davis + Henderson, now Finastra, and was co-founder of Cyence International, a provider of credit lifecycle management software and solutions. Mr. McIntosh holds a bachelor’s degree in mathematics, a master’s degree in accounting from the University of Waterloo and is a CPA (Ontario).
John Tomovcsik	54	Mr. Tomovcsik was appointed executive vice president and chief operating officer in July 2018. Prior to this role, Mr. Tomovcsik served as executive vice president and general manager, records and information management, from January 2014 to July 2018. From January 2007 to December 2013, Mr. Tomovcsik served as executive vice president and chief operating officer, Iron Mountain North America, responsible for the operations of the Company’s Records Management, Document Management Solutions, Data Management and Secure Shredding core businesses.

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ADDITIONAL INFORMATION

Iron Mountain is furnishing this Proxy Statement in connection with the solicitation of proxies by the Board for use at the Annual Meeting or at any adjournment or postponement thereof. All stockholders of record on the Record Date are invited to attend the virtual Annual Meeting. The Company’s Annual Report to Stockholders for the year ended December 31, 2021 and the Notice of Internet Availability are first being mailed to the Company’s stockholders on or about March 31, 2022.

The Board unanimously recommends that you vote:

FOR	the election of each of the Board’s nominees for director listed in this Proxy Statement;
FOR	the approval of a non-binding, advisory resolution approving the compensation of the Named Executive Officers as described in this Proxy Statement; and
FOR	the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

STOCKHOLDERS ENTITLED TO VOTE

Iron Mountain’s Common Stock is the only class of voting securities outstanding and entitled to vote at the Annual Meeting. As of 5:00 p.m. Eastern Time on the Record Date, 290,478,624 shares of Common Stock (the “Shares”), were outstanding and entitled to vote. Each Share is entitled to one vote on each matter.

HOW TO VOTE

Your vote is very important no matter how many Shares you own. Whether or not you plan to attend the virtual Annual Meeting live via the Internet at https://www.virtualshareholdermeeting.com/IRM2022, we urge you to vote your Shares today.

Stockholders may vote their Shares by completing and returning a proxy card. Stockholders who wish to receive a paper copy of the proxy card to complete and mail to the Company in time for the Annual Meeting may request one at any time on or before April 26, 2022; completed proxy cards must be received by the Company on or before May 9, 2022.

Stockholders may vote their Shares before 11:59 p.m. Eastern Time on May 9, 2022 over the internet or by telephone in the manner provided on the website listed in the Notice of Internet Availability (the “Website”).

Stockholders may vote their Shares and submit questions while connected to the Annual Meeting on the Internet. Each stockholder desiring to do so will need the 16-digit control number included on the Notice of Internet Availability mailed to such stockholder. Please be aware that any stockholder attending the virtual Annual Meeting must bear any costs associated with such stockholder’s Internet access, such as usage charges from Internet access providers and telephone companies.

2022 PROXY STATEMENT      71

ADDITIONAL INFORMATION

IF YOU ARE A REGISTERED HOLDER OF COMMON STOCK

If you are a registered holder of Common Stock, you may vote your Shares either by voting by proxy in advance of the Annual Meeting or by voting at the virtual Annual Meeting while connected to the virtual Annual Meeting on the Internet. By submitting a proxy (on a proxy card or in the manner provided on the Website), you are legally authorizing another person to vote your Shares on your behalf. If you submit your executed proxy card or submit a proxy in the manner provided on the Website, unless you direct otherwise, your Shares will be voted in accordance with the Board’s recommendations set forth in this Proxy Statement, and if any other matters are brought before the Annual Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the proxy will have the authority to vote your Shares on those other matters in accordance with their discretion and judgment.

In case a quorum is not present at the Annual Meeting, the holders of a majority of the voting power of the Shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting (without notice other than announcement of adjournment at the Annual Meeting) to another time or to another time and place.

Whether or not you plan to attend the virtual Annual Meeting, we urge you to promptly vote over the internet or by telephone in the manner provided on the Website or by completing and returning a proxy card. If you later decide to vote while connected to the Annual Meeting on the Internet, the vote you cast at the virtual Annual Meeting will automatically revoke any previously submitted proxy.

IF YOU HOLD YOUR SHARES OF COMMON STOCK “IN STREET NAME”

If your Shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as “in street name”), you will receive instructions from the holder of record (the “Street Name Holder”), that you must follow in order for you to specify how your Shares will be voted. If you do not specify how you would like your Shares to be voted, your Shares held in street name may still be voted in the event that your Street Name Holder has the authority to vote Shares on certain routine, uncontested proposals for which you do not provide voting instructions. The election of directors and the advisory vote on executive compensation are not routine matters for purposes of broker voting. The ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2022 is a routine matter.

IMPORTANT: If your Shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your Shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your Shares.

QUORUM

The presence at the Annual Meeting, via the Internet or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting will constitute a quorum. Shares represented by valid proxies, regardless of whether the proxy is noted as casting a vote or abstaining, and broker non-votes will be treated as present at the Annual Meeting for purposes of determining a quorum. Shares voted by a broker on any item other than a procedural motion will be considered present for purposes of determining a quorum, even if such Shares are not voted on every item.

72

ADDITIONAL INFORMATION

VOTES REQUIRED

As more fully described in this Proxy Statement:

▲	Election of each nominee for director requires a majority of the votes cast on his or her nomination;
▲	Approval of a non-binding, advisory resolution approving the compensation of the Named Executive Officers, as described in this Proxy Statement, requires the affirmative vote of a majority of the votes cast on the proposal; and
▲	Approval of the proposal to ratify the appointment of the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the proposal.

ABSTENTIONS AND BROKER NON-VOTES

A “broker non-vote” occurs on a proposal when a broker identified as the record holder of Shares is not permitted by the rules of the NYSE to vote on that proposal without instruction from the beneficial owner of the Shares and no instruction has been received with respect to that proposal. Under the NYSE rules, brokers may vote on routine matters even without instructions from the Street Name Holder. The election of directors and the advisory vote on executive compensation are not routine matters for purposes of broker voting; therefore, if you do not instruct your broker how to vote with respect to these proposals, your broker may not vote with respect to these proposals and your Shares will be counted as “broker non-votes.” The ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2022 is a routine matter; therefore, there will be no broker non-votes in connection with that matter.

A properly completed proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Unless otherwise directed, the Shares represented by the proxy card will be voted:

FOR	the election of each of the Board’s nominees for director listed in this Proxy Statement;
FOR	the approval of a non-binding, advisory resolution approving the compensation of our Named Executive Officers as described in this Proxy Statement; and
FOR	the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the outcome of the proposals that are being submitted to the Company’s stockholders at the Annual Meeting.

Although the advisory vote on the proposed resolution to approve the compensation of our Named Executive Officers is non-binding, the Compensation Committee of the Board will consider the outcome of such vote when making future compensation decisions for any executive required to be listed in the summary compensation table included in our Proxy Statement.

ATTENDANCE AT THE ANNUAL MEETING

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to stockholders of record of the Company as of 5:00 p.m. Eastern Time on the Record Date and guests of the Company. If you are a stockholder of record of the Company as of 5:00 p.m. Eastern Time on the Record Date, you may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Please have your Notice of Internet Availability in hand when you access the website and then follow the instructions.

If you hold your Shares in street name, you have the right to direct your broker or other agent on how to vote your Shares in your account. You are also invited to attend the Annual Meeting via the Internet. However, because you are not the stockholder of record, you may not vote your Shares at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent. Please follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy card.

2022 PROXY STATEMENT      73

ADDITIONAL INFORMATION

REVOCABILITY OF PROXIES

Any stockholder may revoke a submitted proxy by submitting a subsequent proxy (i) on a proxy card to be received by the Company on or before May 9, 2022 or (ii) in accordance with the instructions provided on the Website on or before 11:59 p.m. Eastern Time on May 9, 2022. Also, any stockholder may revoke a submitted proxy by attending the virtual Annual Meeting via the Internet and voting during the Annual Meeting.

Please note, however, that only your last dated proxy will be counted, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting, as described in this Proxy Statement.

If your Shares are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote your Shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change your voting instruction. Please contact your custodian for detailed instructions on how to revoke your voting instruction and the applicable deadlines.

INFORMATION REGARDING THE COMPANY

Our principal executive offices are located at One Federal Street, Boston, Massachusetts 02110.

The Company’s website address, www.ironmountain.com, is included several times in this Proxy Statement as a textual reference only, and the information in the Company’s website is not incorporated by reference into this Proxy Statement.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

In accordance with rules and regulations of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, the Company may furnish proxy materials via the Internet. Accordingly, all of the Company’s stockholders will receive a Notice of Internet Availability, which will be mailed on or about March 31, 2022.

On the date of mailing the Notice of Internet Availability, stockholders will be able to access all of the proxy materials at https://materials.proxyvote.com/46284v. If you receive a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability. The proxy materials will be available free of charge, and the Notice of Internet Availability will provide instructions as to how stockholders may access and review all of the important information contained in the proxy materials (including the Company’s Annual Report to Stockholders) over the internet or through other methods specified on the Website and instructions as to how they may request a paper or email copy of the proxy card. The Website contains internet and telephone voting instructions for stockholders as to how they may request a paper or email copy of the proxy card.

By Order of the Board of Directors Deborah Marson, Secretary March 31, 2022

74

IRON MOUNTAIN INCORPORATED
INVESTOR RELATIONS
ONE FEDERAL STREET
BOSTON, MA 02110

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 9, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/IRM2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 9, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D78637-P66263	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
IRON MOUNTAIN INCORPORATED
The Board of Directors recommends you vote FOR the following:
1.	For the election of eleven (11) directors to the Iron Mountain Incorporated Board of Directors for a one-year term or until their successors are elected and qualified.
			For	Against	Abstain
Nominees:

	1a.	Jennifer Allerton	☐	☐	☐

	1b.	Pamela M. Arway	☐	☐	☐

	1c.	Clarke H. Bailey	☐	☐	☐

	1d.	Kent P. Dauten	☐	☐	☐

	1e.	Monte Ford	☐	☐	☐

	1f.	Robin L. Matlock	☐	☐	☐

	1g.	William L. Meaney	☐	☐	☐

	1h.	Wendy J. Murdock	☐	☐	☐

	1i.	Walter C. Rakowich	☐	☐	☐

	1j.	Doyle R. Simons	☐	☐	☐

	1k.	Alfred J. Verrecchia	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	The approval of a non-binding, advisory resolution approving the compensation of our named executive officers as described in the Iron Mountain Incorporated Proxy Statement.	☐	☐	☐

3.	The ratification of the selection by the Audit Committee of Deloitte & Touche LLP as Iron Mountain Incorporated’s independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

D78638-P66263

IRON MOUNTAIN INCORPORATED
Annual Meeting of Stockholders
May 10, 2022 9:00 A.M.
This proxy is solicited by the Board of Directors

The undersigned hereby appoints William L. Meaney and Deborah Marson, and each of them, as proxies of the undersigned, each with the power to appoint his/her substitute, and hereby authorizes both of them, or either one if only one be present, to represent and vote, as designated on the reverse hereof, all of the shares of Common Stock, $0.01 par value per share, of IRON MOUNTAIN INCORPORATED held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Annual Meeting of Stockholders to be held on May 10, 2022 at 9:00 A.M., Eastern Time, virtually at www.virtualshareholdermeeting.com/IRM2022 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other business as may properly come before the Annual Meeting.

Continued and to be signed on reverse side